Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

by and between

SSSST 700 W VIRGINIA ST, LLC,
as SELLER

and

700 WEST VIRGINIA STREET (FL) OWNER LLC,
as BUYER

Dated as of November 26, 2021

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TABLE OF CONTENTS

Page

Article I DEFINITIONS	1
Section 1.1.	Defined Terms1
Article II SALE, PURCHASE PRICE AND CLOSING	8
Section 2.1.	Sale of Assets8
Section 2.2.	The Closing10
Article III REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER	11
Section 3.1.	General Seller Representations and Warranties11
Section 3.2.	Representations and Warranties of Seller as to the Assets12
Article IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER	15
Section 4.1.	Representations and Warranties of Buyer15
Article V INTERIM COVENANTS	16
Section 5.1.	Covenants of Seller Prior to Closing16
Article VI CONDITIONS PRECEDENT TO CLOSING	19
Section 6.1.	Conditions Precedent to Seller’s Obligations19
Section 6.2.	Conditions Precedent to Buyer’s Obligations20
Article VII CLOSING DELIVERIES	20
Section 7.1.	Buyer Closing Deliveries20
Section 7.2.	Seller Closing Deliveries21
Section 7.3.	Cooperation24
Article VIII INSPECTIONS; DUE DILIGENCE; RELEASE	24
Section 8.1.	Inspections.24
Section 8.2.	Notice to Proceed26
Section 8.3.	Assumed Contracts26
Section 8.4.	DISCLAIMER26
Section 8.5.	EXAMINATION; NO CONTINGENCIES26
Article IX TITLE AND PERMITTED EXCEPTIONS	28
Section 9.1.	Title Insurance and Survey28
Section 9.2.	Title Commitment; Survey29
Section 9.3.	Certain Exceptions to Title; Inability to Convey29
Section 9.4.	Buyer’s Right to Accept Title30
Section 9.5.	Cooperation30
Article X TRANSACTION COSTS; RISK OF LOSS	30
Section 10.1.	Transaction Costs30
Section 10.2.	Risk of Loss31

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Article XI ADJUSTMENTS	32
Section 11.1.	Rents32
Section 11.2.	Taxes and Assessments33
Section 11.3.	Water and Sewer Charges33
Section 11.4.	Utility Charges33
Section 11.5.	Miscellaneous Revenues34
Section 11.6.	Supplies34
Section 11.7.	Rent Ready Credit34
Section 11.8.	Assumed Contracts34
Section 11.9.	Intentionally Omitted34
Section 11.10.	Miscellaneous34
Section 11.11.	Other Adjustments34
Section 11.12.	Re-Adjustment34
Article XII INDEMNIFICATION	35
Section 12.1.	Indemnification by Seller35
Section 12.2.	Indemnification by Buyer35
Section 12.3.	Seller Limitations on Indemnification35
Section 12.4.	Buyer Limitations on Indemnification36
Section 12.5.	Survival36
Section 12.6.	Notification36
Section 12.7.	Indemnification as Sole Remedy36
Section 12.8.	Tax Treatment of Indemnity36
Section 12.9.	Damages36
Section 12.10.	Seller’s Escrow37
Article XIII TAX CERTIORARI PROCEEDINGS	37
Section 13.1.	Prosecution and Settlement of Proceedings37
Section 13.2.	Application of Refunds or Savings37
Section 13.3.	Survival37
Article XIV DEFAULT	37
Section 14.1.	SELLER DEFAULT.37
Section 14.2.	BUYER DEFAULT38
Article XV MISCELLANEOUS	39
Section 15.1.	Exculpation39
Section 15.2.	Brokers39
Section 15.3.	Confidentiality; Press Release; IRS Reporting Requirements40
Section 15.4.	Escrow Provisions42
Section 15.5.	Earnest Money Escrow Account42
Section 15.6.	Accounting Compliance43
Section 15.7.	Successors and Assigns; No Third-Party Beneficiaries43
Section 15.8.	Assignment43
Section 15.9.	Further Assurances44
Section 15.10.	Notices44
Section 15.11.	Entire Agreement45

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Section 15.12.	Amendments46
Section 15.13.	No Waiver46
Section 15.14.	Governing Law46
Section 15.15.	Submission to Jurisdiction46
Section 15.16.	Severability46
Section 15.17.	Section Headings46
Section 15.18.	Counterparts46
Section 15.19.	Construction47
Section 15.20.	Recordation47
Section 15.21.	Time is of the Essence47
Section 15.22.	Schedules47
Section 15.23.	Waiver of Jury Trial47
Section 15.24.	1031 Cooperation47
Section 15.25.	Attorney’s Fees47
Section 15.26.	Florida Statutory Provisions48

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SCHEDULES
Schedule A	Property
Schedule 3.2(a)	Contracts
Schedule 3.2(b-1)	Rent Roll
Schedule 3.2(b-2)	Arrearages
Schedule 5(m)(i)	Annualized Rent

EXHIBITS
Exhibit A	Form of Assignment of Leases
Exhibit B	Form of Assignment of Contracts
Exhibit C	Form of Tenant Notices
Exhibit D	Form of Assignment of Licenses, Permits, Warranties and General Intangibles
Exhibit E	Form of Deed
Exhibit F	Form of Bill of Sale
Exhibit G	Form of FIRPTA Certificate
Exhibit H-1	Form of Buyer’s Bring-down Certificate
Exhibit H-2	Form of Seller’s Bring-down Certificate
Exhibit I	Form of Title Affidavit
Exhibit J	Form of Seller Escrow Holdback Agreement
Exhibit K	Required Endorsements

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AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, made as of the 26th day of November, 2021 by and between SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Seller”) and 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Buyer”).

BACKGROUND

A.Seller is the owner of the land as more particularly described on Schedule A, which is commonly known as “YOUnion @ Tallahassee” and located at 700 West Virginia Street, Tallahassee, FL (the “Property”).

B.The Property, together with the Asset-Related Property (as defined below) shall be referred to herein, collectively, as the “Assets”.

C.Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s right, title and interest in the Assets on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1. Defined Terms

. The capitalized terms used herein will have the following meanings.

“Affiliate” shall mean any Person, from time to time, that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person. A Person shall be considered as having control over the Person in question, notwithstanding that another Person shall have the right to consent to, participate in or veto (but not unilaterally determine) major decisions with respect thereto.

“Affiliate Agreements” means any agreement, license or contract, whether written or oral, relating to the operation, maintenance or management of the Assets or any portion thereof by and between Seller and/or any other Affiliate of Seller.

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“Agreement” shall mean this Agreement of Purchase and Sale, together with the Exhibits and Schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Anti-Money Laundering Laws” shall have the meaning assigned thereto in Section 3.1(f).

“Applicable Law” shall mean all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.

“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).

“Assets” shall have the meaning assigned thereto in “Background” paragraph B.

“Assignment of Contracts” shall have the meaning assigned thereto in Section 7.1(a)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 7.1(a)(i).

“Assignment of Licenses, Permits, Warranties and General Intangibles” shall have the meaning assigned thereto in Section 7.1(a)(iv).

“Assumed Contracts” shall have the meaning assigned thereto in Section 8.3.

“Basket Limitation” shall mean an amount equal to $25,000.00.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by Applicable Law to be closed in the City of New York, New York or the jurisdiction in which the Property is located.

“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Buyer’s Agents” shall have the meaning assigned thereto in Section 8.1(a).

“Buyer’s Knowledge” shall mean the actual knowledge of Buyer based upon the actual (and not constructive, implied or imputed) knowledge of Asim Hamid, without any duty on the part of such Person to conduct any independent investigation or make any inquiry of any Person. The reference to Asim Hamid is used solely as a basis to define the scope and limit of the Buyer’s actual knowledge and shall not cause such individual to incur any personal liability in connection with the Property, this Agreement, or the transactions contemplated hereunder, including, without limitation, a breach of Buyer’s representations and warranties.

“Buyer-Related Entities” shall have the meaning assigned thereto in Section 12.1.

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“Cap Limitation” shall mean an amount equal to 1.5% of the Purchase Price.

“Claim Notice” shall have the meaning assigned thereto in Section 12.6.

“Closing” shall have the meaning assigned thereto in Section 2.2(a).

“Closing Date” shall have the meaning assigned thereto in Section 2.2(a).

“Closing Documents” shall mean any certificate, assignment, instrument or other document delivered pursuant to this Agreement, including, without limitation, each of the documents to be delivered by Seller pursuant to Section 7.2 and by Buyer pursuant to Section 7.1.

“Closing Statement” shall have the meaning assigned thereto in Section 7.1(b)(ii).

“CMBS” shall have the meaning assigned thereto in Section 15.3(e).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Condition of the Assets” shall have the meaning assigned thereto in Section 8.5(a).

“Contracts” shall mean, collectively, all written agreements or contracts of Seller, or entered into on behalf of Seller, relating to the ownership or operation of the Property, but excluding the Leases, the New Leases, the Existing Management Agreement and any Affiliate Agreements.

“Deed” shall have the meaning assigned thereto in Section 7.2(a)(i).

“Due Diligence Period” shall mean the period ending at 5:00 P.M., eastern time on December 1, 2021.

“Earnest Money” shall have the meaning assigned thereto in Section 2.1(c).

“Earnest Money Escrow Account” shall have the meaning assigned thereto in Section 15.5(a).

“Effective Date” shall mean the date of this Agreement.

“Environmental Laws” shall mean any Applicable Laws which regulate or control (i) Hazardous Materials, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Materials or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and

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local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.

“Environmental Report” shall have the meaning assigned thereto in Section 3.2(h).

“ERISA” shall have the meaning assigned thereto in Section 3.2(m).

“Escrow Agent” shall have the meaning assigned thereto in Section 2.1(c).

“Exchange Documents” shall have the meaning assigned thereto in Section 15.24.

“Excluded Mark” shall have the meaning assigned thereto in Section 2.1(b)(viii).

“Existing Management Agreement” shall mean, collectively, any existing agreement or agreements between Seller and Property Manager relating to the use, operation or management of the Property, including all amendments, modifications and/or supplements thereto.

“FCPA” shall have the meaning assigned thereto in Section 3.1(f).

“Financial Information” shall have the meaning assigned thereto in Section 15.6.

“Financial Statements” shall have the meaning assigned thereto in Section 3.2(i).

“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof or quasi-authority, including, without limitation, any agency or entity exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

“Hazardous Materials” shall have the meaning assigned thereto in Section 8.5(a)(i).

“Improvements” shall have the meaning assigned thereto in Section 2.1(b)(i).

“Indemnification Claim” shall have the meaning assigned thereto in Section 12.6.

“Indemnified Party” shall have the meaning assigned thereto in Section 12.6.

“Indemnifying Party” shall have the meaning assigned thereto in Section 12.6.

“Independent Consideration” shall have the meaning assigned thereto in Section 2.1(d).

“Initial Title Date” shall have the meaning assigned thereto in Section 9.2.

“Intangible Property” shall have the meaning assigned thereto in Section 2.1(b)(viii).

“IRS” shall mean the Internal Revenue Service.

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“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 15.3(c).

“Leases” shall have the meaning assigned thereto in Section 3.2(b).

“Losses” shall have the meaning assigned thereto in Section 12.1.

“Material Casualty” shall mean any damage to the Property or any portion thereof by fire or other casualty that, in the reasonable judgment of Buyer (i) is expected to cost in excess of three percent (3%) of the Purchase Price to repair, (ii) results in the Property violating any Applicable Laws or failing to comply with zoning or any recorded covenants, conditions or restrictions affecting the Property (including without limitation any Applicable Laws that prevent the Property from being restored to its pre-casualty condition), (iii) adversely affects access to or parking at the Property, or (iv) is uninsured or underinsured and Seller does not elect to credit Buyer at Closing with an amount equal to the cost to repair such uninsured or underinsured casualty.

“Material Condemnation” shall mean a taking or threatened taking of more than three percent (3%) of the Property based upon the square footage thereof, or a taking or threatened taking of the Property that in Buyer’s reasonable judgment adversely affects access to or parking on the Property, or any condemnation or eminent domain proceedings that permanently impairs, in Buyer’s reasonable judgment, the use and value of the Property by more than three percent (3%) of the Purchase Price or materially impairs access to the Property from the primary point of access.

“New Contracts” shall have the meaning assigned thereto in Section 5.1(h).

“New Lease” shall have the meaning assigned thereto in Section 5.1(m)(i).

“Notice to Proceed” shall have the meaning assigned thereto in Section 8.2.

“OFAC” shall have the meaning assigned thereto in Section 3.1(f).

“Permitted Exceptions” shall mean all of the following: (i) the Leases and any New Leases entered into after the Effective Date in accordance with the terms of this Agreement, (ii) liens for real estate taxes and special assessments which are not yet due and delinquent, subject to proration as provided herein, (iii) any title exception which is approved, waived or deemed approved or waived by Buyer pursuant to Section 9.3(a), and (iv) such other exceptions as the Title Company shall commit to insure over without any additional cost or liability to Buyer, but any such exception shall be subject to Buyer’s approval if such insurance requires payment, bonding or indemnity by Seller.

“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.

“Personal Property” shall have the meaning assigned thereto in Section 2.1(b)(iii).

“Plans and Specifications” shall have the meaning assigned thereto in Section 2.1(b)(iv).

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“Property” shall have the meaning assigned thereto in “Background” paragraph A.

“Property Documents” shall have the meaning assigned thereto in Section 2.1(b)(iv).

“Property Manager” shall mean Asset Campus USA, LLC.

“Purchase Price” shall have the meaning assigned thereto in Section 2.1(e).

“Purchase Price Balance” shall have the meaning assigned thereto in Section 2.1(e).

“REA Estoppel” shall have the meaning assigned thereto in Section 5.1(j).

“Real Estate Business” shall have the meaning assigned thereto in Section 15.3(f).

“REAs” shall have the meaning assigned thereto in Section 3.2(k).

“Rent Roll” shall have the meaning assigned thereto in Section 3.2(b).

“Rents” shall have the meaning assigned thereto in Section 11.1(a).

“Reporting Person” shall have the meaning assigned thereto in Section 15.3(c).

“Required Endorsements” shall mean those endorsements listed on Exhibit K attached hereto.

“Security Deposits” shall have the meaning assigned thereto in Section 2.1(b)(vi).

“Seller” shall have the meaning assigned thereto in the Preamble to this Agreement.

“Seller Escrow Holdback” shall have the meaning assigned thereto in Section 12.10.

“Seller Escrow Holdback Agreement” shall have the meaning assigned thereto in Section 12.10.

“Seller Liens” shall have the meaning assigned thereto in Section 9.3(b).

“Seller-Related Entities” shall have the meaning assigned thereto in Section 12.2.

“Seller’s Broker” shall have the meaning assigned thereto in Section 15.2(a)

“Seller’s Knowledge” shall mean the actual knowledge of Seller based upon the actual knowledge of John Strockis, after making due inquiry with the Property Manager as to the matters contained herein. The named individuals shall have no personal liability by virtue of inclusion in this definition.

“Seller’s Policies” shall have the meaning assigned thereto in Section 10.2(b).

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“Service Mark License Agreement” shall have the meaning assigned thereto in Section 2.1(b)(viii).

“Specially Designated Nations and Blocked Person” shall have the meaning assigned thereto in Section 3.1(f)

“Survey” shall mean that certain survey prepared by Alfred J. Kesler, PSM, as Project No. 21-314, dated November 17, 2021, as may be further revised.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, goods and services, profits, license, capital stock, capital gains, environmental, franchise, severance, occupation, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, escheat, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated, and other taxes, customs, duties, governmental fees or like assessments or charges of any kind whatsoever, including any interest, penalties, related liabilities or additions thereto.

“Tenant Concessions” means any tenant concessions, rent or other economic concessions (or other economic inducements or non-cash incentives to enter into, renew, amend or modify a Lease), including, without limitation, the issuance or give away of any gift cards or electronics (e.g., iPads, Apple Watches, etc.) made or issued or given to a tenant in connection with the execution of a new Lese or a renewal of a Lease.

“Tenant Notices” shall have the meaning assigned thereto in Section 7.1(a)(iii).

“Title Affidavit” shall have the meaning assigned thereto in Section 9.5.

“Title Commitment” shall mean that certain owner’s title commitment issued by the Title Company, Commitment No. FL252110289JC, dated October 14, 2021.

“Title Company” shall mean Fidelity National Title Insurance Company, 3301 Windy Ridge Parkway, Suite 300, Atlanta, GA 30339, Attention: Aaron Bean, Email: Aaron.Bean@fntg.com.

“Title Defect” shall have the meaning assigned thereto in Section 9.2.

“Title Defect Notice” shall have the meaning assigned thereto in Section 9.2.

“Title Policy” shall mean an ALTA owner’s title insurance policy with the Required Endorsements issued by the Title Company insuring Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the Purchase Price.

“Title Response Notice” shall have the meaning given thereto in Section 9.3(a).

“Uncapped Obligations” shall have the meaning assigned thereto in Section 12.3.

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“U.S. Person” shall have the meaning assigned thereto in Section 3.1(f).

“Violations” shall mean all violations of Applicable Law relating to the Property now or hereafter issued or noted, including any open or expired building permits and any fines or penalties associated with the foregoing.

“Warranties” shall have the meaning assigned thereto in Section 2.1(b)(v).

Article II
SALE, PURCHASE PRICE AND CLOSING

Section 2.1. Sale of Assets

.

(a)On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, Seller’s right, title and interest in the Assets.

(b)The transfer of the Assets to Buyer shall include the transfer of all Asset-Related Property. For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to the Property, all of Seller’s right, title and interest in and to the following:

(i)all buildings, improvements, parking lots, landscaping and other structures existing at or being constructed on the Property (the “Improvements”);

(ii)all easements, covenants, rights-of-way, development rights, air, water, mineral, oil, gas or other hydrocarbon rights and other rights appurtenant to the Property and all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining the Property and to the center line thereof;

(iii)all furniture, fixtures, equipment, vehicles, and other personal property (together, the “Personal Property”) which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property and used in connection with the operation, use or maintenance of the Property, including, without limitation, appliances, carpeting, draperies, curtains, machines, tools and supplies, equipment, computers, building systems (including, without limitation, HVAC, security and life safety systems), furniture and fixtures in any lobby, gym, spa, meeting room, common area, business center, playroom, patio and clubhouse, and office related furnishings owned or used by Seller or any Affiliates of Seller or the Property Manager (it being acknowledged that the Property Manager does not own or lease any such Personal Property);

(iv)to the extent assignable, all licenses, permits, guaranties, entitlements, certificates of occupancy, dedications, subdivision maps, governmental approvals and authorizations presently or hereafter issued in connection with the operation or development of all or any part of the Property as it is presently being operated and all books and records, tenant files, tenant lists and marketing information relating to the Property, all studies, reports, or summaries relating to any environmental matters, and other books and records relating to the ownership or maintenance of the Property, all drawings, plans, specifications and surveys

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(collectively, the “Plans and Specifications”), operating manuals, surveys, engineering or environmental reports and other studies, investigations or depictions of the Property, and any technical, accounting, and procedural manuals (collectively, the “Property Documents”);

(v)to the extent assignable, all warranties, if any, issued or assigned to Seller or any Affiliate of Seller or the Property Manager from any manufacturer, contractor, engineer or architect in connection with construction or installation of any improvements or equipment or any component of the improvements included as part of the Property, including, without limitation all landlord’s work under the Leases performed during Seller’s period of ownership of the Property (collectively, the “Warranties”). Seller shall obtain any requisite consents and pay any fees or perform any work required to effectuate such assignment and transfer;

(vi)all Leases and all security, pet and escrow deposits (including accrued interest thereon) (the “Security Deposits”) held in connection therewith;

(vii)all Assumed Contracts; and

(viii)all intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Property, including all right, title and interest of Seller in any and all names or trade names by which the Property or any part thereof may be known, and all registrations for such names, if any, and all intangible right, title and interest associated with such names, including logos, service marks, copyrights, assumed names, brand names, certification marks, collective marks, d/b/a’s, symbols, trade dress, fictitious names, trademarks, e-mail addresses, websites, domain names and sub-domain names using such name or other indicia or origin thereof, all applications and registrations for the foregoing, including renewals of same, and all goodwill associated therewith and symbolized thereby and phone numbers for and digital images of, the Property and all other intangible personal property to the extent associated with the Assets (collectively, the “Intangible Property”). Notwithstanding the foregoing, the Intangible Property shall expressly exclude all of Seller’s right, title and interest in and to (i) the name “YOUnion” and any variations thereof (the “Excluded Mark”), (ii) the URL www.tallahassee.younion.com and any other domain names, source codes and any variations thereof, and (iii) all advertising and promotional materials and other intellectual property which show, include, contain or are branded with the Excluded Mark; provided, however, at Closing, Seller and Buyer shall enter into a service mark license agreement in a form reasonably acceptable to both parties that shall, among other things, provide for a term of 12 months and for Seller to cause the “YOUnion” domain names to redirect to a website designated by Buyer (the “Service Mark License Agreement”).

(c)Within three (3) Business Days of the date hereof, Buyer shall deposit with the Title Company, as escrow agent (in such capacity, “Escrow Agent”) an amount equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) (the “Earnest Money”). The Earnest Money shall be delivered to Escrow Agent by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Escrow Agent and shall be held by the Escrow Agent in accordance with Section 15.5 hereof.

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(d)Escrow Agent shall pay a portion of the Earnest Money in the amount of $100 (the “Independent Consideration”) to Seller upon the earlier to occur of the Closing (in which case the Independent Consideration shall be applied as a credit against the Purchase Price Balance) or the termination of this Agreement for any reason.  The Independent Consideration constitutes bargained-for consideration for this Agreement and Buyer’s rights under Section 8.2 and is expressly acknowledged to be adequate.  The obligation of Buyer to pay the Independent Consideration to Escrow Agent, and the obligation of Escrow Agent to pay the same to Seller, are unconditional and shall survive any termination of this Agreement.

(e)Subject to the adjustments, prorations and credits provided for in this Agreement, the consideration to be paid by Buyer to Seller for the purchase of the Assets shall be an amount equal to Fifty Million and No/100 Dollars ($50,000,000.00) (the “Purchase Price”), and shall be paid by Buyer to Seller on the Closing Date, subject to the terms of this Agreement (such net amount due by Buyer at Closing, the “Purchase Price Balance”).

Section 2.2. The Closing

.

(a)Subject to the terms of this Agreement, the closing of the sale and purchase of the Assets (the “Closing”) shall take place on January 6, 2022, or as otherwise extended pursuant to Section 2.2(b) hereof (the “Closing Date”).

(b)The Closing shall be held on the Closing Date no later than 5:00 PM (EST) by mutually acceptable escrow arrangements. There shall be no requirement that Seller and Buyer physically attend the Closing, and all funds and documents to be delivered at the Closing shall be delivered to the Escrow Agent unless the parties hereto mutually agree otherwise; provided that, notwithstanding anything to the contrary set out in this Agreement, Buyer shall have the option to extend the Closing Date for any reason in its sole discretion for up to five (5) Business Days, provided that Buyer gives Seller at least twenty-four (24) hours’ notice in advance of such Closing.

Article III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Section 3.1. General Seller Representations and Warranties

. Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

(a)Formation; Existence. Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of Florida.

(b)Power and Authority. Seller has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes Seller’s legal, valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency,

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reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, or any third party, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Seller or any of Seller’s obligations in connection with the transactions required or contemplated hereby.

(d)No Conflicts. Seller’s execution, delivery and compliance with, and performance of the terms and provisions of this Agreement, and the sale of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Seller is a party or which is binding on Seller in its individual capacity or the Assets or any portion thereof, or (iii) violate any Applicable Law relating to Seller or its assets or properties.

(e)Bankruptcy. Seller (i) is not a debtor under any bankruptcy proceedings, voluntary or involuntary, (ii) has not made an assignment for the benefit of creditors, (iii) has not suffered the appointment of a receiver to take possession of all, or substantially all, of the Seller’s assets, which remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of the Seller’s assets, which remains pending, or (v) admitted in writing its inability to pay its debts as they mature.

(f)Compliance with International Trade Control Laws and OFAC Regulations; Anti-Money Laundering.  Seller, and to Seller’s Knowledge, any Person with a direct ownership interest in Seller (other than owners of REIT shares or beneficiaries of any DST, in each case, that do not have control of Seller) and any of Seller’s Affiliates (i) is not now nor shall it be at any time prior to or at the Closing a Person named in any executive orders or lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) as Persons with whom a United States Citizen (“U.S. Person”) may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nations and Blocked Person”), and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. The operations of Seller have been conducted at all times in compliance with (i) the U.S. Money Laundering Control Act of 1986, as amended (the “Anti-Money Laundering Laws”); and (ii) the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). No proceeding by or before any governmental authority or regulatory body involving Seller with respect to the Anti-Money Laundering Laws or the FCPA is pending or, to Seller’s Knowledge, is threatened.

(g)Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Code, as amended, and the Treasury Regulations thereunder.

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Section 3.2. Representations and Warranties of Seller as to the Assets

. Seller hereby represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

(a)Contracts. Schedule 3.2(a) sets forth a list of all Contracts affecting the Assets, together with all amendments thereto, which list is true, correct and complete in all respects. Seller has delivered or made available to Buyer true, correct and complete copies of the Contracts affecting the Assets. Seller is not in default under any Contract, and Seller has not given nor received any written notice of any breach or default (monetary or non-monetary) under any such Contracts that has not been cured or rescinded.

(b)Rent Roll; Leases. To Seller’s Knowledge, the rent roll and schedule of Security Deposits (collectively, the “Rent Roll”) attached hereto as Schedule 3.2(b-1), is true, correct and complete in all respects, is the actual Rent Roll that Seller uses and relies upon in conducting its activities at the Property, and includes a list of all leases, licenses and occupancy agreements relating to: (i) the occupancy of the Property and (ii) the rental of parking spaces at the Property (together with any amendments, renewals, extensions, supplements, modifications, addendums, guarantees and security deposits thereof and all New Leases entered into in accordance with Section 5.1(m)(i) hereof) (collectively, the “Leases”).  Except as set forth in the arrearages report attached hereto as Schedule 3.2(b-2), all Rents (as hereinafter defined) are being collected on a current basis and there are no Rent defaults by any tenant and no tenant has paid rent or other charges due under any Lease more than thirty (30) days in advance.  All the Leases are in full force and effect. No tenant, occupant or licensee is entitled to any tenant concessions, inducements, refunds, rebates, discounts, free rent periods or other similar arrangement (outstanding or otherwise) and no tenant has claimed or asserted, or has the right to, any defenses, counterclaims, set-offs, offsets or abatements of or against the rent or any other charges payable under its Lease.  True, correct and complete copies of the Leases have been made available to the Buyer. Seller is the landlord under each Lease and has not assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of the Leases. No Lease grants a lease, license or right to use or occupy any portion of the Property primarily for any commercial purpose.

(c)Brokerage Commissions. There are no unpaid brokerage commissions or finders’ fees payable by Seller or to come due with respect to the current or any exercised renewal term of any of the Leases.

(d)Condemnation. There are no pending condemnations or eminent domain proceedings affecting the Property and, to Seller’s Knowledge, no such action is threatened against the Property.

(e)Litigation. There are no litigations, actions, suits, arbitrations, claims, government investigations, injunctions, writs, orders or proceedings pending or threatened against Seller or affecting Seller or the Assets. Seller is not a party to or subject to the provision of any judgment, order, writ, injunction, decree or award of any Governmental Authority which would reasonably be likely to adversely affect the ability of Seller to perform its obligations hereunder or adversely affect the Assets.

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(f)Employees. No individuals have been or presently are employed by Seller and there are no employment agreements or arrangements.  Neither Seller nor, to Seller’s Knowledge, the Property Manager nor any other agent is a party to any union contracts, collective bargaining agreements or labor agreements or arrangements with respect to the use or operation of the Assets.

(g)Taxes.  All Taxes due and payable with respect to the Property have been paid, Seller has timely filed all Tax returns required to be filed with respect to the Property, and all such Tax returns were true, complete and correct in all material respects.  There are no liens for Taxes (other than Taxes not yet due and payable) upon the Property. Seller has not filed any Tax certiorari or other appeals with respect to the Property which remain outstanding. Seller (i) is not a party to any action, suit, proceeding, investigation, audit or claim with respect to any Taxes, (ii) has not granted any waiver of any statute of limitation with respect to, or any extension of a period for, the assessment of any Taxes and there is no such request to extend the period of assessment or collection of Taxes (which request is still pending), and (iii) has not received any written notice of a special Tax or assessment to be levied (and does not have any knowledge that a special Tax or assessment is contemplated), in each case with respect to the Property.

(h)Environmental Matters. (a) That certain Phase I Environmental Site Assessment Report dated April 27, 2017, prepared by Global Realty Services Group, as Project No. 17-30937.1 (the “Environmental Report”) is the most recent report obtained by Seller for the Property that relate to the investigation of the Property for the presence of “Hazardous Materials”, (b) a true, correct and complete copy of such report has been delivered to Buyer, (c) except as disclosed in such report, there have been no releases of Hazardous Materials at, under, in or on the Property in violation of Applicable Laws or any violation of Environmental Laws that have not been cured and remediated, and (d) Seller has not received written notice from any Governmental Authority of any violation of any Environmental Law applicable to the Property or liability related thereto.

(i)Financial Statements.  Seller has delivered to Buyer, prior to the Effective Date, true, correct and complete copies of audited or unaudited financial statements with respect to the Assets and true and correct redacted bank statements used and relied upon by Seller for the Assets for the past three (3) calendar years (or such shorter period of operation of the Assets, to the extent applicable) and 2021 year-to-date financial statements (collectively, the “Financial Statements”).  The Financial Statements present fairly the financial condition and results of operations of the Assets in all material respects as of the dates and for the periods presented.  Seller has conducted its business in the ordinary course consistent with past practices during such periods reflected.

(j)Violations.  Seller has not received written notice from a Governmental Authority of any Violation that remains uncured or not rescinded and no Violations exist with respect to the Assets.

(k)REAs.  There are no reciprocal easement agreements, operating easement agreements, covenants, conditions and restrictions, and homeowner’s (or similar) association documents, affecting all or any portion of the Property, other than those identified in the Title Commitment (the “REAs”).  Each of the REAs, if any, is in full force and effect and the Seller has

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not given or received any written notice of default under any REA and no default under the REAs exists.

(l)Purchase Options.  No party has any purchase option, right of first refusal to purchase, right of first offer to purchase or similar right to purchase in connection with all or any portion of the Assets or the interests therein, whether recorded or unrecorded.

(m)ERISA. Seller is not, and no portion of the Property constitutes the assets of, a “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and the Assets do not constitute “plan assets” under 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA. Seller does not maintain, sponsor, contribute to, or have any liability, contingent or otherwise, in its capacity as an employer or an affiliate of an employer, to any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

(n)Personal Property.  Seller has good and valid title to the Personal Property free and clear of all liens. Seller has not pledged, assigned, hypothecated or transferred any of its rights, title or interest in any of such Personal Property, except for Permitted Exceptions.

(o)Compliance With Laws. Seller has received no written notice to the effect that the Assets are not in compliance with Applicable Laws. Seller has not received any written notice that any investigation has been commenced or is contemplated respecting any such possible noncompliance with respect to the Assets or any portion thereof.  Seller has not received written notice from any government agency or other third party of any revocation or threatened revocation of any permit or other Assets rights.

(p)Due Diligence Materials. The information contained in the financial statements and other documents prepared by Seller or any of its Affiliates (and, to Seller’s Knowledge, any such items prepared by the Property Manager or other third parties) which have been made (or to be made) available to Buyer for review is true, accurate and complete in all material respects as of the respective dates of such statements and documents.

(q)Condominiums. The Property is not subject to any condominium regime.

(r)Warranties. The Warranties are in full force and effect, and Seller has not received any notice of a void of any Warranty, in whole or in part, or engaged in any actions that would cause any Warranty to become void, in whole or in part, from and after Closing.

(s)Defects. There are no design or construction defects in the Improvements which have or would reasonably be expected to have a material adverse effect with respect to the Improvements.

(t)Capital Expenditures.  There are no ongoing capital expenditure or improvement projects other than routine repairs or maintenance in the ordinary course that have commenced on or before the Effective Date or will commence prior to Closing that will not be completed prior to Closing.

(u)Intentionally Omitted.

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(v)Seller’s Knowledge Party.  Seller represents and warrants that each of the individuals listed within the definition of Seller’s Knowledge is an individual affiliated with Seller or its Affiliates who has been materially involved in the asset management of the Assets and in negotiation of the transactions contemplated by this Agreement and is in a position to confirm the truth and accuracy of Seller’s Knowledge representations hereunder.

(w)Seller’s Ownership.  No natural person owns a 25% or greater interest in Seller, directly or indirectly.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Section 4.1. Representations and Warranties of Buyer

.  Buyer hereby represents and warrants to Seller, as of the date hereof, and as of the Closing Date, as follows:

(a)Formation; Existence. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

(b)Power; Authority. Buyer has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Assets (subject to Buyer’s right to terminate this Agreement pursuant to Section 8.1(b)) and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Buyer or any of Buyer’s obligations in connection with the transactions required or contemplated hereby.

(d)No Conflicts. Buyer’s execution, delivery and compliance with, and performance of the terms and provisions of, this Agreement, and the purchase of the Assets, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party in its individual capacity, or (iii) violate any Applicable Law relating to Buyer or its assets or properties.

(e)Bankruptcy. There are no actions, whether voluntary or otherwise, contemplated by, pending or, to Buyer’s Knowledge, threatened against Buyer under the bankruptcy laws of the United States or any state thereof.

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(f)Compliance with International Trade Control Laws and OFAC Regulations; Anti-Money Laundering.  Buyer, and to Buyer’s Knowledge, any Person with a direct ownership interest in Buyer, and any of Buyer’s Affiliates (i) is not now nor shall it be at any time prior to or at the Closing a Person named in any executive orders or lists published by OFAC as a Specially Designated Nations and Blocked Person, and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. The operations of Seller have been conducted at all times in compliance with (i) Anti-Money Laundering Laws; and (ii) the FCPA. No proceeding by or before any governmental authority or regulatory body involving Buyer with respect to the Anti-Money Laundering Laws or the FCPA is pending or, to Buyer’s Knowledge, is threatened.

Article V
INTERIM COVENANTS

Section 5.1. Covenants of Seller Prior to Closing

. From the Effective Date until the Closing or earlier termination of this Agreement, Seller or Seller’s agents shall:

(a)Operation. Operate and maintain the Assets in accordance with this Agreement and (except to the extent this Agreement requires otherwise) in accordance with Seller’s past practices with respect to the Assets in all material respects.

(b)Litigation. Advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing (including condemnation) before any Governmental Authority that affects the Assets and deliver to Buyer promptly after receipt thereof copies of any notices of Violations or other material written notices regarding the Property received by Seller, including in connection with Environmental Laws.

(c)Compliance with Laws. Comply in all material respects with all laws, ordinances, orders, requirements, or regulations of any governmental authority applicable to the Assets.

(d)Defaults. Advise Buyer promptly of any written notices of default received by Seller under any Contract, Lease, or any REA following the Effective Date.

(e)Insurance. Keep the Assets insured against fire and other hazards and general liability in such amounts and under such terms as are substantially consistent with Seller’s existing insurance program.

(f)Performance Under Leases. Perform, or cause its agents to perform, in all material respects, all obligations of landlord or lessor under the Leases.

(g)Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, water and sewer charges in respect of the Assets, as they become due in the ordinary course of business.

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(h)Encumbrances and Zoning. Not subject the Assets, or consent, to any additional liens, encumbrances, covenants, restrictions or easements or apply for or consent to any zoning change, variance, subdivision, lot-line adjustment, or similar change with respect to the Assets.

(i)New Contracts. Not enter into any third party contracts, equipment leases or other material agreements affecting the Assets that are not cancelable on 30 days’ notice (“New Contracts”) or amend, terminate or modify any existing Contracts, which, in each case, will not be terminated on or prior to the Closing Date without penalty or premium without Buyer’s prior consent.

(j)REA. Following the Effective Date until the earlier of Closing or a termination of this Agreement, (i) not amend, supplement, terminate or otherwise modify any of the REAs or cause or permit (to the extent Seller or its Affiliates have the requisite rights) any REAs to be amended, modified, supplemented terminated or canceled without Buyer’s prior written consent in its sole discretion and (ii) shall comply with all obligations, requirements, including notice requirements, with respect to all REAs. At the request of Buyer, Seller shall use commercially reasonable efforts to obtain an executed estoppel certificate from each counterparty to an REA prior to Closing in such form as the Buyer requests in its sole discretion (each, an “REA Estoppel”).

(k)Violations. Use commercially reasonable efforts to (x) close out any open building permits at the Property and (y) cure any Violations prior to Closing.

(l)Exclusivity. In consideration of the time, effort and financial resources that Buyer will be committing to the transaction contemplated by this Agreement and in recognition of the time necessary to successfully consummate such a transaction, Seller agrees that neither Seller nor any agent, partner, subsidiary or Affiliate of Seller shall be permitted to consent to, accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, financing, recapitalization, restructuring, disposition or other transaction involving the Assets, any direct or indirect equity interests in the owners of the Assets or any other interest in the Assets (whether directly or indirectly, debt or equity) during the term of this Agreement.

(m)Leases.

(i)Continue its present residential rental program and efforts at the Property to rent vacant space and parking spaces to residential tenants, provided that, following the Effective Date until the Closing or earlier termination of this Agreement, without the prior written consent of Buyer in its sole discretion, Seller shall not execute any new lease for residential occupancy or parking or amend, terminate or accept the surrender of any existing tenancies or parking under any Lease except that Seller is authorized to (A) accept the termination of Leases at the end of their existing terms or amendments memorializing extensions of any Leases as required thereunder and (B) amend, extend, renew any existing Lease or enter into a new lease for residential occupancy or parking provided that such amendment, extension, renewal or new lease (i) is in Seller’s ordinary course of business and consistent with Seller’s current leasing practices as of the Effective Date (subject to clause (vii) below as to rental rates), (ii) is on the standard lease form used by Seller at the Property as of the Effective Date for residential units or beds, or

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otherwise reasonably approved by Buyer, (iii) requires security deposits and/or prepaid rent in customary amounts consistent with Seller’s current leasing practices as of the Effective Date, (iv) is not for commercial purposes, (v) is for a term of eleven and one-half (11.5) months (but with twelve (12) equal installments), provided, however, that up to five percent (5%) of the Leases at the Property may be for terms of less than eleven and one-half (11.5) months, (vi) contains a stated termination date which is not later than the July 31st that follows the effective date of such Lease, and (vii) has an annualized rent, taking into account Tenant Concessions, equal to or higher than the applicable rental rates set forth on Schedule 5(m)(i) (each such lease, a “New Lease”). If Seller enters into a New Lease or amends, terminates or modifies any existing Lease after the Effective Date as permitted in accordance with this Section 5.1(m), then Seller shall promptly provide written notice and a copy thereof to Buyer and such leases shall be deemed added to Schedule 3.2(b-1), and Schedule 3.2(b-1) shall be deemed amended at the Closing to include such leases.

(ii)Pay (or otherwise credit the Buyer) all leasing commissions, rental agents, and finders’ fees on account of, and all tenant improvement allowances and the cost of all landlord or tenant improvements required to be paid or performed by the landlord under, any lease, amendment, expansion or renewal executed in accordance with Section 5.1(m).

(iii)Not lease, license or grant any occupancy agreements at the Property for a commercial purpose.

(iv)Not take any action, or institute any legal proceedings, to evict or otherwise remove any then current tenant of the Property who has reasonably demonstrated to Seller an inability to pay rent due and payable or is otherwise experiencing financial hardship and given written notice to Seller that it is availing itself of federal or state-law protections regarding the same.

(n)Terminated Contracts. On or prior to the Closing Date, deliver a notice of termination with respect to all Contracts other than the Assumed Contracts. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Buyer shall not have any responsibility or liability therefor. Seller’s obligations under this Section 5.1(n) shall survive the Closing.

Article VI
CONDITIONS PRECEDENT TO CLOSING

Section 6.1. Conditions Precedent to Seller’s Obligations

. The obligation of Seller to consummate the transfer of the Assets to Buyer on the Closing Date is subject to the satisfaction (or waiver by Seller) as of the Closing Date of the following conditions:

(a)Each of the representations and warranties made by Buyer in this Agreement shall be true and correct when made and true and correct in all material respects (unless already subject to a materiality qualifier, in which case it shall be true and correct in all respects) as of the Closing Date as though such representations and warranties were made on and as of the Closing

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Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct as of such date).

(b)Buyer shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Buyer on or before the Closing.

(c)No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Assets.

(d)Seller or Escrow Agent shall have received all of the documents required to be delivered by Buyer under Section 7.1.

(e)Seller or Escrow Agent shall have received the Purchase Price Balance in accordance with Section 2.1(e) and all other amounts due to Seller hereunder.

If any of the above conditions precedent are not satisfied on or prior to Closing then, subject to Seller’s right under Article XIV, Seller shall have the right to waive such failed condition or terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither party shall have any obligations hereunder other than those that expressly survive such termination.

Section 6.2. Conditions Precedent to Buyer’s Obligations

. The obligation of Buyer to purchase and pay for the Assets on the Closing Date is subject to the satisfaction (or waiver by Buyer) as of the Closing Date of the following conditions:

(a)Each of the representations and warranties made by Seller in this Agreement shall be true and correct when made and true and correct in all material respects (unless already subject to a materiality qualifier, in which case it shall be true and correct in all respects) on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (unless such representation or warranty is made on and as of a specific date, in which case it shall be true and correct as of such date).

(b)Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

(c)No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the transfer of the Assets.

(d)Fee simple title to the Property shall be vested in Seller (and at the Closing shall be conveyed to Buyer) subject only to the Permitted Exceptions and the Title Company shall be unconditionally and irrevocably committed to issue the Title Policy to Buyer subject only to the payment of the applicable premium.

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(e)Buyer shall have received all of the documents required to be delivered by Seller under Section 7.2.

If any of the above conditions precedent are not satisfied on or prior to Closing then, subject to Buyer’s right under Article XIV, Buyer shall have the right to waive such failed condition or terminate this Agreement and receive a refund of the Earnest Money, in which event neither party shall have any obligations hereunder other than those that expressly survive such termination.

Article VII
CLOSING DELIVERIES

Section 7.1. Buyer Closing Deliveries

. Buyer shall deliver the following documents to the Escrow Agent on or before the Closing Date:

(a)With respect to the Assets:

(i)an assignment and assumption of Seller’s interest in the Leases for the Property (the “Assignment of Leases”) duly executed by Buyer in substantially the form of Exhibit A attached hereto;

(ii)an assignment and assumption of the Assumed Contracts for the Property (the “Assignment of Contracts”) duly executed by Buyer in substantially the form of Exhibit B attached hereto;

(iii)notice letters to the tenants at the Property (the “Tenant Notices”) duly executed by Buyer, in substantially the form of Exhibit C attached hereto;

(iv)the assignment of all Property Documents, Warranties and Intangible Property with respect to the Assets to the extent assignable (the “Assignment of Licenses, Permits, Warranties and General Intangibles”) duly executed by Buyer in substantially the form of Exhibit D attached hereto;

(v)a certificate duly executed by Buyer certifying that all of the representations and warranties of Buyer set forth in this Agreement are true and correct and remade on and as of the Closing Date in the form attached as Exhibit H-1;

(vi)the Seller’s Escrow Holdback Agreement duly executed by Buyer in substantially the form of Exhibit J attached hereto; and

(vii)the Service Mark License Agreement duly executed by Buyer.

(b)With respect to the transactions contemplated hereunder:

(i)all transfer tax returns and forms to the extent required by Applicable Law in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Buyer;

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(ii)a closing statement prepared by Escrow Agent and reasonably approved by Seller and Buyer, consistent with the terms of this Agreement (the “Closing Statement”) duly executed by Buyer; and

(iii)any additional documents that Title Company or Escrow Agent may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

Section 7.2. Seller Closing Deliveries

. Seller shall deliver at Closing (x) possession of the Assets subject only to the Permitted Exceptions (including the Leases) and (y) the following documents to the Escrow Agent on or before the Closing Date (or to Escrow Agent at least one Business Day before Closing with respect to the documents to be recorded):

(a)With respect to the Assets:

(i)A special warranty deed in the form of Exhibit E (the “Deed”);

(ii)the Assignment of Leases for the Property duly executed by Seller;

(iii)a bill of sale duly executed by Seller in substantially the form of Exhibit F attached hereto, relating to all fixtures, chattels, equipment and articles of Personal Property owned by Seller which are currently located upon or attached to the Property and used solely in connection with the operation of the Property;

(iv)the Assignment of Contracts for the Property duly executed by Seller;

(v)the Rent Roll (including the schedule of Security Deposits) dated not earlier than three (3) Business Days prior to the Closing Date certified by Seller in accordance with Section 3.2(b);

(vi)the Tenant Notices for the Property duly executed by Seller;

(vii)an affidavit that Seller is not a “foreign person” within the meaning of Section 1445 of the Code, in substantially the form of Exhibit G attached hereto;

(viii)the Assignment of Licenses, Permits, Warranties and General Intangibles for the Property duly executed by Seller;

(ix)evidence of the termination of the Existing Management Agreement with respect to the Property, Affiliate Agreements and all leasing and brokerage agreements to which Seller is a party or which would be binding on Buyer or the Property with respect to the Property;

(x)originals of the Leases referred to in the Assignment of Leases and the Security Deposits records and lease files and related correspondence with respect thereto (including originals of all guaranties and letters of credit, endorsed or assigned to Buyer, as

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applicable), originals of the Assumed Contracts, all maintenance records and operating manuals pertaining to the Property in Seller’s possession and control, the Plans and Specifications, the Warranties, the Permits, all keys to the Property in Seller’s possession and control, all Permits and all other property files, in each case which delivery may be satisfied by delivery outside of escrow, at the Property or at the on-site property management office at the Property;

(xi)a letter to each of the vendors under the Assumed Contracts being assumed by Buyer informing such vendor of the assignment of such Assumed Contract to Buyer (which letter shall be in form and substance reasonably satisfactory to Buyer and may be satisfied by delivery outside of escrow directly to the vendors concurrently with the Closing);

(xii)a certificate duly executed by Seller certifying that all of the representations and warranties of Seller set forth in this Agreement are true and correct and remade on and as of the Closing Date in the form attached as Exhibit H-2;

(xiii)the Seller’s Escrow Holdback Agreement duly executed by Seller in substantially the form of Exhibit J attached hereto;

(xiv)such disclosures and reports and transfer/stamp tax forms as are required by applicable state and local law in connection with the conveyance of real property;

(xv)any REA Estoppels;

(xvi)the Title Affidavit;

(xvii)any additional documents that Title Company or Escrow Agent may reasonably require for the proper consummation of the transaction contemplated by this Agreement;

(xviii)the existing records of Seller and its management company relating to prospective renters, which shall include the name, contact information and details of all current prospects in the rental pipeline); and

(xix)the Service Mark License Agreement duly executed by Seller.

(b)With respect to the transactions contemplated hereunder,

(i)a duly executed and sworn officer’s certificate from Seller certifying that Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended; the organizational documents of Seller; a good standing issued by the Secretary of State of Delaware for Seller, foreign qualification certificate issued by the Secretary of State of Florida for Seller, each of a recent date; and such other evidence of the existence, good standing and authority of Seller as the Title Company may reasonably require;

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(ii)an executed and acknowledged incumbency certificate from Seller certifying the authority of the officers of Seller to execute this Agreement and the other documents delivered by Seller to the Buyer at the Closing;

(iii)all applicable transfer tax returns and forms to the extent required by Applicable Law in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the consummation of the transactions contemplated by this Agreement, in each case, as prepared by Seller and Buyer and duly executed by Seller; and

(iv)the Closing Statement duly executed by Seller.

Section 7.3. Cooperation

. In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), Seller shall use commercially reasonable efforts after the Closing to provide Buyer, at no cost to Seller, with the economic benefits of such property by enforcing such property (at Buyer’s direction) for the benefit and at the expense of Buyer. The provisions of this Section 7.3 shall survive the Closing.

Article VIII
INSPECTIONS; DUE DILIGENCE; RELEASE

Section 8.1. Inspections.

(a)Right of Inspection. From and after the Effective Date and through the earlier of Closing or the earlier termination of this Agreement in accordance with the terms hereof, Seller hereby grants to Buyer and to Buyer’s directors, officers, employees, affiliates, partners, advisers, members, brokers, lenders, prospective and/or existing capital sources, underwriters, insurers (including brokers and re-insurers), analysts, agents and other representatives, including, without limitation, attorneys, accountants, contractors, title companies, consultants, engineers and financial advisors (hereinafter collectively referred to as “Buyer’s Agents”) a non-exclusive, revocable license to enter upon the Property (subject to the rights of tenants and their guests) at reasonable times during normal business hours to perform such non-invasive inspections at Buyer’s sole risk, cost and expense, as are described in this Agreement. Such access shall be for the sole purposes of (a) reviewing such materials in Seller’s possession regarding the Property as may be provided or made available to Buyer by Seller (or by the Property Manager); and (b) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental inspections of the Property, including, without limitation, Phase I environmental testing and non-intrusive and non-destructive radon and asbestos testing. Notwithstanding anything contained in this Agreement to the contrary, without first obtaining Seller’s written consent thereto (which may not be unreasonably withheld), neither Buyer nor any Buyer’s Agents shall (i) contact any tenant of the Property or employee of the Property Manager at the Property with respect to Buyer’s potential acquisition of the Property, except for any of the foregoing made available to Buyer by Seller for the purpose of inspecting the Property (e.g., an employee of the Property that accompanies Buyer’s Agents in their inspection), or (ii) conduct any sampling (except customary Phase I environmental testing which may include non-intrusive and non-destructive radon and asbestos testing as described above), boring, drilling or other intrusive

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investigation regarding the Property.  Buyer may, without Seller’s consent, contact governmental agencies having jurisdiction over the Property in order to obtain customary litigation, judgment and environmental searches, confirmation of entitlements, copies of all permits issued with respect to the Property, zoning and building code reports and municipal and title lien searches with respect to the Property. For the sake of clarity, Buyer shall not be required to contact Seller before its research of public records or databases or any communications with respect to any PZR, zoning or similar report, or any communication with any governmental authority regarding compliance with Applicable Law.

(b)Notification.  Buyer agrees that, in exercising its right of access hereunder, Buyer will not, and will cause Buyer’s Agents to not, unreasonably or materially interrupt or interfere with the activities of tenants or their guests or invitees (including by entering into any leased apartment units without the prior consent of Seller or its representatives at the Property), employees or other persons occupying or providing service at the Property, including, without limitation, any construction, renovation, maintenance or other work being performed at the Property.  Unless otherwise agreed by Seller, Buyer shall provide at least forty-eight (48) hours prior written notice of its intention to conduct any inspection so that Seller shall have an opportunity to have a representative present during any such inspection, and Seller expressly reserves the right to have a representative present, it being agreed that Seller’s having a representative present at any such inspection shall not be a prerequisite for Buyer’s inspection of the Property.  Notices to Seller for purposes of this clause (b) shall be sent by electronic mail to John Strockis at jstrockis@sam.com. Buyer agrees to cooperate with any reasonable request by Seller in connection with the timing of any such inspection.

(c)Buyer’s Insurance.  Buyer and Buyer’s Agents entering upon the Property shall carry the following: (i) property damage, bodily or personal injury or death insurance with limits of not less than $1,000,000 per occurrence, (ii) excess (umbrella) liability insurance with limits of not less than $5,000,000 per occurrence (provided, however, that the immediately preceding requirement in clause (ii) shall not apply to Buyer’s Agents), (iii) comprehensive automobile liability insurance with a $1,000,000 combined single limit, (iv) employer’s liability insurance with a limit of $1,000,000 per occurrence; and (v) worker’s compensation insurance in compliance with applicable statutory requirements. Upon request of Seller, prior to any entry onto the Property by Buyer or Buyer’s Agents, Buyer shall deliver to Seller certificates evidencing that Buyer and Buyer’s Agents entering the Property carry and maintain the foregoing insurance, in all cases naming Seller as an additional insured party thereunder. Buyer’s insurance shall be on a primary and non-contributory basis.

(d)No Liens; Indemnity.  Buyer shall keep the Property free from all liens arising from the performance of services by Buyer’s Agents in connection with Buyer’s inspection of the Property, and shall indemnify, defend and hold harmless Seller and any Seller Related Entities from and against all actual, out-of-pocket loss, cost (including without limitation, reasonable attorneys’ fees), claim or damage arising out of or in connection with or from any investigation or inspection of the Property by Buyer or Buyer’s Agents, except (i) to the extent such claim or damage was caused by the acts or omissions of Seller or any Seller Related Entities, and/or (ii) for any existing conditions merely discovered by Buyer or Buyers Agent. Notwithstanding anything to the contrary in this Agreement, Seller and the Seller Related Entities shall not be entitled to recover from Buyer or any direct or indirect owner or affiliate thereof (and

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in no event shall any of the foregoing be responsible for) consequential, punitive, special or any other indirect damages arising from this Agreement or Buyer’s obligations under this Agreement.

(e)Restoration of Property.  Buyer shall, at its sole cost and expense, and under Seller’s supervision, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections or activities conducted on or about the Property by Buyer and/or Buyer’s Agents (but not from any pre-existing conditions relating to the Property), strictly in accordance with all requirements of applicable law.

(f)Survival. The provisions of this Section 8.1 shall survive any termination of this Agreement for six (6) months.

Section 8.2. Notice to Proceed

.  If Buyer determines, in its sole discretion, before the expiration of the Due Diligence Period that the Property is unacceptable for Buyer’s purposes, for any reason or no reason, Buyer shall have the right to terminate this Agreement, whereupon the Earnest Money shall be promptly refunded to Buyer by Escrow Agent and the obligations of the parties hereunder shall terminate (other than those obligations that expressly survive a termination of this Agreement). If Buyer elects to proceed with the transaction and purchase the Property pursuant to the terms of this Agreement, it shall deliver a written notice to Seller on or before expiration of the Due Diligence Period that it waives its right to terminate this Agreement pursuant to this Section 8.2 (a “Notice to Proceed”). If Buyer fails to deliver a Notice to Proceed on or before the expiration of the Due Diligence Period, it shall be deemed to have elected to terminate this Agreement in accordance with this Section 8.2.

Section 8.3. Assumed Contracts

. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller which Contracts it will assume at Closing (the “Assumed Contracts”). Any Contract which Buyer has not notified Seller that it will assume at Closing pursuant to this Section 8.3 shall be terminated by Seller prior to the Closing Date, at Seller’s sole cost and expense; provided, however, Seller shall not be obligated to terminate any Contracts that are not cancelable on 30 days’ notice and/or would incur a termination penalty or payment. Unless expressly agreed to in writing by Buyer, Buyer shall not be responsible for any early termination or cancellation penalties or payments in connection with any Contracts terminated pursuant to this Section 8.3.

Section 8.4. DISCLAIMER

. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE ASSETS IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, SELLER (I) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (II) MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE ASSETS NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS OR OTHER INFORMATION

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PERTAINING TO THE ASSETS OR THE OPERATION THEREOF FURNISHED BY SELLER, ITS REPRESENTATIVES OR OTHER PERSON ACTING ON SELLER’S BEHALF EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT.

Section 8.5. EXAMINATION; NO CONTINGENCIES

. IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT BEEN INDUCED BY AND HAS NOT RELIED UPON ANY WRITTEN OR ORAL REPRESENTATIONS, WARRANTIES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY SELLER, OR ANY PARTNER OR MEMBER OF SELLER, OR ANY AFFILIATE, AGENT, EMPLOYEE, OR OTHER REPRESENTATIVE OF ANY OF THE FOREGOING OR BY ANY BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER WITH RESPECT TO THE ASSETS, THE CONDITION OF THE ASSETS OR ANY OTHER MATTER AFFECTING OR RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT. BUYER’S OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY CONTINGENCIES, DILIGENCE OR CONDITIONS EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY CLOSING DOCUMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE ASSETS OR THE CONDITION OF THE ASSETS. BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT ARE WITHOUT STATUTORY, EXPRESS OR IMPLIED WARRANTY, REPRESENTATION, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION OF OR WITH RESPECT TO THE CONDITION OF THE ASSETS OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES RELATED TO THE SUITABILITY FOR HABITATION, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, (II) ANY STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE, BY ANY DESCRIPTION OF THE ASSETS OR BY OPERATION OF LAW, AND (III) ALL OTHER STATUTORY, EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES BY SELLER WHATSOEVER. BUYER ACKNOWLEDGES THAT BUYER HAS KNOWLEDGE AND EXPERTISE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BUYER TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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(a)FOR PURPOSES OF THIS AGREEMENT, THE TERM “CONDITION OF THE ASSETS” MEANS THE FOLLOWING MATTERS:

(i)PHYSICAL CONDITION OF THE PROPERTY. THE QUALITY, NATURE AND ADEQUACY OF THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE QUALITY OF THE DESIGN, LABOR AND MATERIALS USED TO CONSTRUCT THE IMPROVEMENTS INCLUDED IN THE PROPERTY; THE CONDITION OF STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, GLASS, MECHANICAL, PLUMBING, ELECTRICAL, HVAC, SEWAGE, AND UTILITY COMPONENTS AND SYSTEMS; THE CAPACITY OR AVAILABILITY OF SEWER, WATER, OR OTHER UTILITIES; THE GEOLOGY, FLORA, FAUNA, SOILS, SUBSURFACE CONDITIONS, GROUNDWATER, LANDSCAPING, AND IRRIGATION OF OR WITH RESPECT TO THE PROPERTY, THE LOCATION OF THE PROPERTY IN OR NEAR ANY SPECIAL TAXING DISTRICT, FLOOD HAZARD ZONE, WETLANDS AREA, PROTECTED HABITAT, GEOLOGICAL FAULT OR SUBSIDENCE ZONE, HAZARDOUS WASTE DISPOSAL OR CLEAN-UP SITE, OR OTHER SPECIAL AREA, THE EXISTENCE, LOCATION, OR CONDITION OF INGRESS, EGRESS, ACCESS, AND PARKING; THE CONDITION OF THE PERSONAL PROPERTY AND ANY FIXTURES; AND THE PRESENCE OF ANY ASBESTOS OR OTHER HAZARDOUS MATERIALS, DANGEROUS, OR TOXIC SUBSTANCE, MATERIAL OR WASTE IN, ON, UNDER OR ABOUT THE PROPERTY AND THE IMPROVEMENTS LOCATED THEREON. “HAZARDOUS MATERIALS” MEANS (A) THOSE SUBSTANCES INCLUDED WITHIN THE DEFINITIONS OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES,” “TOXIC POLLUTANTS”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ. (AS AMENDED), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AS AMENDED, 49 U.S.C. SECTIONS 1801 ET SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 AS AMENDED, 42 U.S.C. SECTION 6901 ET SEQ., SECTION 311 OF THE CLEAN WATER ACT, 15 U.S.C. § 2601 ET SEQ., 33 U.S.C. § 1251 ET SEQ., 42 U.S.C. 7401 ET SEQ., THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 2601 ET SEQ, AND THE REGULATIONS AND PUBLICATIONS ISSUED UNDER ANY SUCH LAWS, (B) PETROLEUM, RADON GAS, LEAD BASED PAINT, ASBESTOS OR ASBESTOS CONTAINING MATERIAL AND POLYCHLORINATED BIPHENYLS AND (C) MOLD OR WATER CONDITIONS WHICH MAY EXIST AT THE PROPERTY OR OTHER SUBSTANCES, WASTES OR MATERIALS LISTED OR DEFINED BY ANY STATE OR LOCAL STATUTES, REGULATIONS AND ORDINANCES PERTAINING TO THE PROTECTION OF HUMAN HEALTH AND THE ENVIRONMENT.

(ii)ADEQUACY OF THE ASSETS. THE ECONOMIC FEASIBILITY, CASH FLOW AND EXPENSES OF THE ASSETS, AND HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY AND ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR USE OR PURPOSE.

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Article IX
TITLE AND PERMITTED EXCEPTIONS

Section 9.1. Title Insurance and Survey

. On the Closing Date and subject to the terms and conditions of this Agreement, Seller’s fee simple interest in the Property shall be sold and conveyed, and Buyer agrees to purchase Seller’s fee simple interest in the Property subject only to the Permitted Exceptions and the provisions of this Article IX.

Section 9.2. Title Commitment; Survey

. Buyer shall obtain during the Due Diligence Period (i) the Title Commitment from the Title Company, and (ii) the Survey, certified by said surveyor to Buyer as having been prepared in accordance with the minimum detail requirements of the ALTA land survey requirements, and (iii) a zoning report for the Property. Buyer shall give notice to Seller on or prior to the expiration of the Due Diligence Period (the “Initial Title Date”) specifying all title, survey or zoning matters or exceptions to which Buyer is unwilling to accept and which are not Permitted Exceptions (each such exception, a “Title Defect”). In the event the Title Commitment, or Survey or zoning report or update of any of the foregoing is received after the Initial Title Date, Buyer shall give notice to Seller of any Title Defect within three (3) Business Days after the Buyer’s receipt of such information (and in any event, prior to the Closing) (each notice from Buyer under this Section, a “Title Defect Notice”). For purposes of this Article IX, the foregoing time periods shall not begin for any matters until Buyer shall have received a legible copy of the document relating to such matter and a survey clearly depicting the matter in question.

Section 9.3. Certain Exceptions to Title; Inability to Convey

.

(a)If Buyer fails to timely deliver a Title Defect Notice in accordance with Section 9.2, Buyer shall be deemed to have waived such Title Defect and such Title Defect shall be deemed to be a Permitted Exception (provided in no event shall Buyer be required to provide a Title Defect Notice for any Seller Liens, which Seller is obligated to discharge at or prior to Closing and which shall not be deemed to be a Permitted Exception). Seller shall, within two (2) Business Days after receipt of any Title Defect Notice (and in any event prior to Closing), deliver a response to the Buyer specifying all Title Defects which Seller shall attempt to cure or discharge or elect not to cure or discharge (“Title Response Notice”). Seller may elect (but shall not be obligated) to remove or cause to be removed, or insured over, at its expense any Title Defects which are not Permitted Exceptions as set forth in a Title Defect Notice (other than Seller Liens which Seller shall be obligated to discharge), and shall be entitled to a reasonable adjournment of the Closing (not to exceed ten (10) days) for the purpose of such removal or cure, which removal or cure will be deemed effected by discharging of record the same such that it is not binding upon Buyer or the Assets. If Seller fails to cure, elects not to cure (or otherwise remove) any Title Defect set forth in a Title Defect Notice (other than Seller Liens which Seller shall be obligated to discharge) and otherwise is unable to convey fee title to the Property to Buyer at Closing subject only to Permitted Exceptions, Buyer may elect, as its sole and exclusive remedy therefore, to either (x) terminate this Agreement by giving written notice to Seller and Escrow Agent, in which event, the Earnest Money shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (y) waive such Title Defects, in which event such Title Defects shall be deemed

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additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price Balance.

(b)Notwithstanding anything in this Agreement to the contrary, Seller shall be obligated at Closing at its sole cost and expense (except as set forth in Section 10.1 with respect to Purchaser’s payment of defeasance expenses and prepayment penalties) to cause the release or discharge of (i) any deed to secure debt, mortgage, deed of trust or other security instrument securing indebtedness for borrowed money encumbering all or any portion of the Assets, (ii) real estate tax liens and any other tax liens, in each case, for delinquent taxes that are due and payable by Seller, (iii) mechanics or materialmen's liens resulting from or in connection with work or improvements at a Property, (iv) any judgments against Seller, (v) encumbrances and liens created or permitted by Seller in violation of the terms of this Agreement, (vi) the closing of any open Violations against the Property, (vii) title defects, title exceptions, encumbrances or other title matters that Seller expressly agrees in writing to remove on or prior to the Closing, and (viii) any other liens or encumbrances which can be discharged through the mere payment of monies (collectively, “Seller Liens”).  The parties acknowledge and agree that Seller shall have the right to apply or cause Escrow Agent to apply all or any portion of the Purchase Price Balance to cause the release of any Seller Liens, as applicable, and if the cost to release such Seller Liens exceeds the Purchase Price Balance, Seller shall pay such excess amounts to Escrow Agent at Closing.

Section 9.4. Buyer’s Right to Accept Title

.

(a)Notwithstanding the foregoing provisions of this Article IX, Buyer may, by written notice given to Seller at any time prior to the earlier of (x) the Closing Date and (y) the termination of this Agreement, elect to accept such title as Seller can convey, notwithstanding the existence of any Title Defect. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Defect.

(b)Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may reasonably require, and to provide a mortgagee title insurance policy at Closing.

Section 9.5. Cooperation

. In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, shall deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) a certificate of good standing of Buyer and Seller. In addition, Seller will deliver to the Title Company at Closing, if and to the extent requested by Title Company, an owner’s title affidavit and gap indemnity substantially in the form attached hereto as Exhibit I (the “Title Affidavit”). In addition, Seller shall, at no cost or liability to Seller (other than to a de minimis extent) cooperate in all reasonable respects with the Title Company in connection with obtaining the Title Policy. Without limiting the foregoing, at or before Closing, Seller (and/or its general partners or direct or indirect beneficial owners) shall deliver to the Title Company such affidavits, certificates, other instruments, and documentary evidence as are reasonably required by the Title Company and customarily furnished in connection with a transaction of the nature contemplated

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by this Agreement, including such affidavits and indemnities related to work, repairs, and violations with respect to the Property.

Article X
TRANSACTION COSTS; RISK OF LOSS

Section 10.1.Transaction Costs

.

(a)Buyer and Seller agree to comply with all real estate transfer tax laws applicable to the sale of the Assets. At Closing, Seller shall pay or cause to be paid (i) 100% of the title insurance basic owner’s policy premium, (ii) all state and local conveyance and transfer taxes (including documentary or other stamp taxes, as applicable) and all use taxes, developer or development taxes or assessments of any kind whatsoever related to the acquisition, development or construction of the Property by Seller, (iii) one-half (1/2) of all escrow charges, and (iv) all recording fees including any costs associated with the recordation of any instruments necessary to remove encumbrances which Seller is obligated to remove pursuant to this Agreement. At Closing, Buyer shall pay (v) recording fees, any endorsements requested by Buyer to the title insurance coverage and all costs associated with the preparation of the Survey, (w) 100% of the title insurance base premium for extended title coverage, (x) one-half (1/2) of all escrow charges, (y) all fees, costs or expenses in connection with Buyer’s due diligence reviews and analyses hereunder and (z) any prepayment penalties and/or defeasance fees and costs in connection with the prepayment or defeasance of the existing financing with respect to the Property at Closing. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants and other professionals.

(b)Each party to this Agreement shall indemnify the other party hereto and its respective successors and assigns from and against any and all Losses which such other party may sustain or incur as a result of the failure of such party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section 10.1. The provisions of this Section 10.1 shall survive the Closing or the termination of this Agreement indefinitely.

Section 10.2.Risk of Loss

.

(a)If, on or before the Closing Date, the Assets or any portion thereof shall be (i) damaged or destroyed by fire or other casualty or (ii) taken, or threatened to be taken, as a result of any condemnation or eminent domain proceeding, including the receipt of any notice letter relating thereto, Seller shall promptly notify Buyer prior to the Closing and, at Closing, Seller will credit against the Purchase Price Balance payable by Buyer an amount equal to the net proceeds (other than on account of business or rental interruption relating to the period prior to Closing), if any, received by Seller (unless otherwise paid directly to Buyer as named insured under the Seller’s Policies, if applicable) as a result of such casualty or condemnation, together with a credit for any deductible under such insurance and coverage to be assigned to or payable by Buyer under the Seller’s Policies, if applicable, less any amounts spent by Seller prior to Closing to restore the

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Property. If as of the Closing Date, Seller (or Buyer as named insured under the Seller’s Policies, if applicable) has not received all or any portion of such insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Assets (without any credit for such insurance or condemnation proceeds except for a credit for any deductible under such insurance as provided for herein) and Seller will at Closing assign to Buyer all rights of Seller, if any, to the insurance or condemnation proceeds (other than on account of business or rental interruption relating to the period prior to Closing) and to all other rights or claims arising out of or in connection with such casualty or condemnation.

(b)For the purpose of adequately protecting Buyer’s insurable interest in the Assets that Buyer is acquiring subject to the terms of this Agreement, Buyer shall be added as a named insured to Seller’s existing property and casualty insurance policy programs but not the Seller’s commercial general liability insurance policy programs (the “Seller’s Policies”) with respect to the Assets for the period from the Effective Date through the earlier of (i) the termination of this Agreement in accordance with the terms hereof and (ii) the Closing, provided such termination does not impact Buyer’s rights to make claims as provided under this Agreement.  Seller shall provide a copy of the endorsement evidencing Buyer’s and its designees’ status as named insureds with respect to the Assets.  Buyer shall not have the right to amend, modify or otherwise supplement or change Seller’s Policies, nor shall Buyer be permitted to communicate with Seller’s insurers with respect to Seller’s Policies without Seller’s prior consent, except to the extent that a casualty has occurred with respect to all or any portion of the Property, in which case Buyer shall be permitted to communicate with Seller’s insurers with respect to such casualty.

(c)Notwithstanding the provisions of Section 10.2(a), if, on or before the Closing Date, the Property or any portion thereof shall be (i) damaged or destroyed by a Material Casualty or (ii) subject to a Material Condemnation, Buyer shall have the right, exercised by written notice to Seller no more than seven (7) days after Buyer has received notice of such Material Casualty or Material Condemnation, to terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither party hereto shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. If Buyer fails to timely terminate this Agreement in accordance with this Section 10.2(c), the provisions of Section 10.2(a) shall apply.  The Closing Date shall be extended, if necessary, to provide each party with the benefit of the full time periods set forth in this Section 10.2.

(d)The provisions of this Section 10.2 shall survive the Closing.

Article XI
ADJUSTMENTS

Unless otherwise provided below, the following are to be adjusted and prorated between Seller and Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365-day year, with Buyer being deemed to be the owner of the Assets during the entire day of the Closing Date and being entitled to receive all operating income of the Assets, and being obligated to pay all operating expenses of the Assets, with respect to the Closing Date and the net amount

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thereof under this Article XI shall be added to (if such net amount is in Seller’s favor) or deducted from (if such net amount is in Buyer’s favor) the Purchase Price Balance payable at Closing:

Section 11.1.Rents

.  All fixed rents and other charges or amounts payable by tenants under the Leases or in connection with their use or occupancy of the Property or any service or amenity relating thereto, including water, electricity, gas, sewage or other utilities or pass through fees and charges (whether paid in advance of the date when such payment is due or otherwise) (collectively, “Rents”) and all refundable Security Deposits shall be adjusted and prorated.  Seller shall deliver or provide a credit in an amount equal to all prepaid Rents for periods from and after the Closing Date and all refundable cash Security Deposits including interest thereon, if any (to the extent the foregoing were made by tenants and are not applied or forfeited prior to the Closing Date) as set forth in the Rent Rolls or otherwise delivered pursuant to a New Lease, to Buyer on the Closing Date. Rents that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. At Closing, Seller shall deliver to Buyer a schedule of all such delinquent or payable but unpaid rent. Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and shall in good faith use commercially reasonable efforts to pursue the collection of such past due Rents until July 31st after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease or take any additional actions in connection with the recovery from tenants of such delinquencies or other unpaid amounts). To the extent Buyer receives payment of Rents (or income in connection with other tenant charges) on or after the Closing Date, such payments shall be applied (w) first, toward the Rent (or other tenant charges) for the month in which the Closing occurs, (x) second, to the Rents due for periods following the month in which the Closing occurs, and (y) third, to any delinquent Rents owed to Seller, with Seller’s share thereof being promptly delivered to Seller. Seller may not sue any tenants at the Property. The provisions of this subparagraph (a) shall survive the Closing until the date that is ninety (90) days after the Closing Date.

Section 11.2.Taxes and Assessments

. All real estate and personal property Taxes and assessments for the current year shall be prorated on a calendar year basis between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period). In no event shall Seller be charged with or be responsible for any increase in the Taxes on the Assets resulting from the sale of the Assets contemplated by this Agreement, any change in use or improvement of the Assets or Property on or after the Closing Date, or any improvements made or leases entered into on or after the Closing Date. If any assessments on the Assets or Property are payable in installments, then the installment allocable to the period in which the Closing occurs shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).

Section 11.3.Water and Sewer Charges

. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants pursuant to such tenants’ Leases, for which no adjustment shall be made), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there is a water meter, or meters, on the Assets, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than thirty (30) days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next

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subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto.

Section 11.4.Utility Charges

. Buyer shall transfer all utilities at the Property to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date; provided that if any such deposit is transferred to Buyer at Closing, Seller shall receive a credit at Closing in the amount of the deposit so transferred. All charges for utilities shall be prorated outside of the escrow contemplated herein within sixty (60) days after the Closing Date.

Section 11.5.Miscellaneous Revenues

. Revenues, if any, arising out of revenue producing agreements, including relating to telephone booths, vending machines, laundry agreements, and including inducement fees, “door fees” or similar non-recurring payments shall be adjusted and prorated between Buyer and Seller as of the Closing, with any “inducement fees”, “door fees” and any non-recurring payments amortized over the period of such agreements for purposes of determining prorations.

Section 11.6.Supplies

. Maintenance supplies based on Seller’s actual cost therefor, including sales and/or use tax shall be credited to Seller as of the Closing.

Section 11.7.Rent Ready Credit

1.1.1.  At Closing, any bed units at the Property that have been vacant for at least three (3) days prior to Closing shall be put in rent ready condition by Seller, at Seller’s sole cost and expense and in accordance with Seller’s customary management practices at the Property, or Buyer shall receive a credit at Closing equal to $1,000 per bed unit that is not in such rent ready condition.  As used herein, “rent ready condition” shall mean the condition in which Seller currently delivers vacant bed units to new tenants at the Property, freshly painted and cleaned, with all appliances, fixtures, and equipment therein in good working order.  At Buyer’s option, representatives of Buyer and Seller shall inspect the vacant bed units at the Property one (1) day prior to the Closing to determine whether any such bed units are not in rent ready condition.

Section 11.8.Assumed Contracts

. Amounts due under the Assumed Contracts with Buyer to receive a credit at Closing for any amounts unpaid and attributable for the period prior to the Closing Date and Seller to receive a credit at Closing for any amounts previously paid and attributable to the period on and following the Closing Date.

Section 11.9.Intentionally Omitted

.

Section 11.10.Miscellaneous

. If applicable, all REA, owner’s association or similar fees and assessments due and payable with respect to the Assets with respect to the year in which the Closing occurs shall be adjusted and prorated based on the periods of ownership by Seller and Buyer during such year.

Section 11.11.Other Adjustments

. If applicable, the Purchase Price Balance shall be adjusted at Closing to reflect the adjustment of any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing. Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable

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commercial properties in the metropolitan area where the Property are located, shall be prorated as applicable.

Section 11.12.Re-Adjustment

. In the event any prorations or apportionments made under this Article XI shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. Notwithstanding anything to the contrary set forth herein, all reprorations contemplated by this Agreement shall be completed prior to the expiration of the Survival Period. The obligations of Seller and Buyer under this Article XI shall survive the Closing for one year.

Article XII
INDEMNIFICATION

Section 12.1.Indemnification by Seller

. From and after the Closing and subject to Section 12.3, Section 12.5, Section 12.6 and Section 12.9, Seller shall indemnify and hold Buyer and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements) and Claims suffered or incurred by Buyer and any such Buyer-Related Entities in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or resulting from, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Seller contained in this Agreement or in any Closing Document that expressly survives the Closing.

Section 12.2.Indemnification by Buyer

. From and after the Closing and subject to Section 12.5 and Section 12.6, Buyer shall indemnify and hold Seller and its Affiliates, members, partners, shareholders, officers and directors (collectively, the “Seller-Related Entities”) harmless from any and all Losses suffered or incurred by Seller and any Seller-Related Entities arising out of, or in any way resulting from, (a) any breach of any representation or warranty by Buyer contained in this Agreement or in any Closing Document and (b) any breach of any covenant of Buyer contained in this Agreement or in any Closing Document that expressly survives the Closing.

Section 12.3.Seller Limitations on Indemnification

. Notwithstanding the foregoing provisions of Section 12.1, (a) Seller shall not be required to indemnify Buyer or any Buyer-Related Entities under Section 12.1(a) with respect to the breach of any representation or warranty unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 12.1(a) exceeds the Basket Limitation, and, in such event, Seller shall be liable for the entire amount thereof, and (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 12.1(a) with respect to the breach of any representation or warranty exceed in the aggregate the Cap Limitation; provided that, for the avoidance of doubt, Seller’s obligations (i) under Article XI with respect to prorations and adjustments, (ii) with respect to the sales tax indemnity and Seller’s obligations under Section 15.2 with respect to the brokers,

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(iii) pursuant to Section 9.3 with respect to the curing of Seller Liens, (iv) under Section 10.1 with respect to the payment of any Seller costs, (v) pursuant to Section 15.25, if applicable, and (vi) with respect to any claim by Buyer against Seller alleging fraud, intentional misrepresentation, willful misconduct or gross negligence of Seller (collectively, the “Uncapped Obligations”) shall not be subject to, or applied against, the Basket Limitation or the Cap Limitation.

Section 12.4.Buyer Limitations on Indemnification

. Notwithstanding the foregoing provisions of Section 12.2, (a) Buyer shall not be required to indemnify Seller or any Seller-Related Entities under Section 12.2 unless the aggregate of all amounts for which an indemnity would otherwise be payable by Buyer under Section 12.2 exceeds the Basket Limitation, and, in such event, Buyer shall be liable for the entire amount thereof, and (b) in no event shall the liability of Buyer with respect to the indemnification provided in Section 12.2 exceed in the aggregate the Cap Limitation; provided that, for the avoidance of doubt, Buyer’s obligations (i) under Article XI with respect to prorations and adjustments, (ii) under Section 10.1 with respect to the payment of any Buyer costs, and (iii) pursuant to Section 15.25, if applicable, shall not be subject to, or applied against, the Basket Limitation or the Cap Limitation.

Section 12.5.Survival

. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive for a period of one hundred sixty five (165) days after the Closing (the “Survival Period”) unless a longer or shorter survival period is expressly provided for in this Agreement.

Section 12.6.Notification

. In the event that any indemnified party (the “Indemnified Party”) becomes aware of any claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to such Indemnified Party hereunder (an “Indemnification Claim”), such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party’s having become aware of such Indemnification Claim, notify the Indemnifying Party in writing of such Indemnification Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Indemnification Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto, in each case to the extent actually known to such party (a “Claim Notice”); provided, that no delay on the part of the Indemnified Party in giving such Claim Notice shall relieve the Indemnifying Party of any indemnification obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such delay.

Section 12.7.Indemnification as Sole Remedy

. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, covenant or other provision of this Agreement or any Closing Document which expressly survives the Closing shall be the indemnifications provided for under this Article XII, except as it relates to the Uncapped Obligations.

Section 12.8.Tax Treatment of Indemnity

. Seller and Buyer agree that any indemnity payments made under this Agreement shall be treated as adjustments to the Purchase Price for all tax purposes, unless otherwise required by Applicable Law.

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Section 12.9.Damages

. In no event shall Buyer or any Buyer-Related Entity be entitled to seek or obtain speculative, special, punitive or exemplary damages against Seller. In no event shall Seller or Seller-Related Entity be entitled to seek or obtain speculative, special, punitive or exemplary damages against Buyer.

Section 12.10.Seller’s Escrow

. To secure Seller’s obligations and liability with respect to this Article XII, Seller has agreed to deposit at the Closing, in escrow with the Escrow Agent, an amount equal to the Cap Limitation (the “Seller Escrow Holdback”), which Seller Escrow Holdback shall be held by Escrow Agent for the Survival Period in accordance with the Holdback Escrow Agreement attached hereto as Exhibit J and made a part hereof (the “Seller Escrow Holdback Agreement”); provided, that, if Buyer notifies Seller of a claim under this Agreement during the Survival Period, then the portion of the Seller Escrow Holdback claimed by Buyer shall continue to be held by the Escrow Agent until the final resolution of such claim, which resolution is not subject to appeal or for which the time for appeal has expired and no appeal has been perfected.

Article XIII
TAX CERTIORARI PROCEEDINGS

Section 13.1.Prosecution and Settlement of Proceedings

. If any tax reduction proceedings (including, but not limited to, administrative and/or judicial proceedings or appeals) in respect of the Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of the Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Buyer’s prior written consent. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.

Section 13.2.Application of Refunds or Savings

. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings on account of taxes allocable to the period prior to the Closing Date shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes on account of taxes allocable to the period from and after the Closing Date shall belong to and be the property of Buyer. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

Section 13.3.Survival

. The provisions of this Article XIII shall survive the Closing.

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Article XIV
DEFAULT

Section 14.1.SELLER DEFAULT.

IF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT, BREACH OR FAILURE TO PERFORM HEREUNDER OR SELLER SHALL OTHERWISE BREACH IN ANY MATERIAL RESPECT (UNLESS ALREADY SUBJECT TO A MATERIALITY QUALIFIER, IN WHICH CASE IT SHALL BE TRUE AND CORRECT IN ALL RESPECTS) ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT, AND BUYER IS NOT THEN IN DEFAULT HEREUNDER, THEN BUYER, AS ITS SOLE AND EXCLUSIVE REMEDIES (EXCEPT WITH RESPECT TO MATTERS THAT EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT), SHALL HAVE THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT (IN WHICH EVENT THE EARNEST MONEY SHALL BE RETURNED TO BUYER, AND, IN ADDITION TO THE EARNEST MONEY, PAYMENT FROM SELLER OF UP TO $500,000 OF THE BUYER’S REASONABLE OUT OF POCKET COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES INCURRED IN CONNECTION WITH THIS TRANSACTION), AND NEITHER PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THE SURVIVING OBLIGATIONS), BUYER HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SELLER’S BREACH; OR (B) SPECIFICALLY ENFORCE SELLER’S OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING SELLER’S OBLIGATION TO TRANSFER THE ASSETS; PROVIDED THAT ANY ACTION BY BUYER FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN NINETY (90) DAYS OF SELLER’S DEFAULT OR THE CLOSING DATE, WHICHEVER IS LATER, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER BY BUYER OF SUCH RIGHT AND REMEDY. NOTWITHSTANDING THE FOREGOING, IF THE REMEDY OF SPECIFIC PERFORMANCE IS NOT AVAILABLE AS A REMEDY OR THE SELLER HAS OTHERWISE INTENTIONALLY OR WILLFULLY DEFAULTED, THEN THE $500,000 LIMITATION PROVIDED IN CLAUSE (A) ABOVE SHALL NOT APPLY AND BUYER SHALL BE PERMITTED TO PURSUE ANY REMEDY AT LAW OR EQUITY. IF BUYER SHALL NOT HAVE FILED AN ACTION FOR SPECIFIC PERFORMANCE WITHIN THE AFOREMENTIONED TIME PERIOD OR SO NOTIFIED SELLER OF ITS ELECTION TO TERMINATE THIS AGREEMENT, BUYER’S SOLE REMEDY (EXCEPT WITH RESPECT TO MATTERS THAT EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT) SHALL BE TO TERMINATE THIS AGREEMENT IN ACCORDANCE WITH CLAUSE (A) ABOVE.

Section 14.2.BUYER DEFAULT

. IF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL NOT BE CLOSED BY REASON OF BUYER’S DEFAULT OF ANY MATERIAL OBLIGATION TO BE PERFORMED BY THE BUYER AT THE CLOSING UNDER THIS AGREEMENT, AND SELLER IS NOT THEN IN DEFAULT HEREUNDER, THEN, AS ITS SOLE AND EXCLUSIVE REMEDY (EXCEPT WITH RESPECT TO MATTERS THAT EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT), SELLER MAY ELECT TO TERMINATE THIS AGREEMENT AND RECEIVE PAYMENT OF THE EARNEST MONEY FROM ESCROW AGENT, SUBJECT TO

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THE SURVIVING OBLIGATIONS; PROVIDED, HOWEVER, IF THE SELLER IS THEN IN MATERIAL BREACH OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS SET FORTH IN THIS AGREEMENT, SELLER SHALL NOT BE ENTITLED TO REPAYMENT OF THE EARNEST MONEY.  IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT THE ASSETS WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT.  EACH PARTY AGREES THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

Article XV
MISCELLANEOUS

Section 15.1.Exculpation

.

(a)Notwithstanding anything to the contrary contained herein, Seller’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Seller and the partners or members of Seller assume no personal liability for any obligations entered into on behalf of Seller and its individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Seller under this Agreement. The provisions of this Section 15.1(a) shall survive the Closing or any termination of this Agreement indefinitely.

(b)Notwithstanding anything to the contrary contained herein, Buyer’s shareholders, partners, members, the partners or members of such partners or members, the shareholders of such partners or members, and the trustees, officers, directors, employees, agents and security holders of Buyer and the partners or members of Buyer assume no personal liability for any obligations entered into on behalf of Buyer and their individual assets shall not be subject to any claims of any person relating to such obligations. The foregoing shall govern any direct and indirect obligations of Buyer under this Agreement. The provisions of this Section 15.1(b) shall survive the Closing or any termination of this Agreement indefinitely.

Section 15.2.Brokers

.

(a)Seller represents and warrants to Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated

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hereby other than Raymond James & Associates (the “Seller’s Broker”). Seller shall be responsible for the payment of any commission or fee due to Seller’s Broker in connection with the subject transaction pursuant to a separate agreement. Seller agrees to indemnify, protect, defend and hold Buyer and the Buyer-Related Entities harmless from and against all Losses resulting from Seller’s breach of the foregoing representation in this Section 15.2(a) or any commissions or fees claimed by Seller’s Broker in connection with this transaction. The provisions of this Section 15.2(a) shall survive the Closing or any termination of this Agreement indefinitely.

(b)Buyer represents and warrants to Seller that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Buyer agrees to indemnify, protect, defend and hold Seller and the Seller-Related Entities harmless from and against all Losses resulting from Buyer’s breach of the foregoing representations in this Section 15.2(b) or any commissions or fees claimed by Seller’s Broker in connection with this transaction. The provisions of this Section 15.2(b) shall survive the Closing or any termination of this Agreement indefinitely.

Section 15.3.Confidentiality; Press Release; IRS Reporting Requirements

.

(a)Buyer and Seller, and each of their respective Affiliates, shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby (the “Confidential Information”) and shall not release any such Confidential Information to third parties without the prior written consent of the other parties hereto, except (i) such information as was previously or is hereafter publicly disclosed (other than in violation of this Agreement), (ii) was within the applicable party’s possession or the possession of the Buyer’s Agents or Seller-Related Entities, respectively, prior to its being furnished to such applicable party by or on behalf of the other party, (iii) becomes available to such party or the Buyer’s Agents or Seller-Related Entities, as applicable, from a source other than the other party, Property Manager or the Buyer’s Agents or Seller-Related Entities, as applicable, (iv) is independently developed by someone at the applicable party or the Buyer’s Agents or Seller-Related Entities, as applicable, who did not review the Confidential Information that is the subject of the information that is individually developed, or (v) is disclosed by the applicable party or the Buyer’s Agents or Seller-Related Entities, as applicable, to comply with any law, rule or regulation (including without limitation those of the United States Securities and Exchange Commission), or in response to a court order or decision or request of a stock exchange, regulatory agency or other authority, or in response to oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process. The foregoing shall supersede any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 15.3(a) relating to the Agreement and the transactions contemplated hereby shall survive the Closing or the termination of this Agreement for a period of one (1) year; provided that Seller’s confidentiality obligation with respect to the Assets shall survive the Closing indefinitely.

(b)Neither Seller nor Buyer may issue a press release with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party and provided that the content of any such press release shall be subject to the prior written consent of the other party hereto and in no event shall any such press release issued by Buyer or Seller disclose the identity of the other party’s direct or indirect beneficial owners by name or the

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consideration paid to Seller for the Assets (including that no unilateral disclosure will refer to “Blackstone” or “BREIT” or “BRE” without the consent of Buyer). Notwithstanding the foregoing, nothing herein shall limit the right of the indirect investor in Buyer to publicly disclose the transaction, after the Closing hereunder, substantially consistent with the manner such indirect investor has disclosed transactions prior to the date hereof.

(c)For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in Treasury Regulation Section 1.6045-4 and any successor version thereof (collectively, the “IRS Reporting Requirements”), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.

(d)For the avoidance of doubt, in no event shall Seller disclose the identity of any investor in Buyer and in no event shall Buyer disclose the identity of any investor in Seller, either before or after Closing without the prior written consent of the other party.

(e)Seller hereby acknowledges that none of the provisions of this Agreement shall in any way limit: (i) the trading of any commercial mortgage backed securities or other similar instruments (“CMBS”) by Buyer or any Buyer-Related Entities in the ordinary course of their business (including, without limitation, any CMBS which includes any loan or other debt instrument issued or held by Seller or any of its affiliates or subsidiaries or any debt instrument collateralized by any or all of the Property), (ii) the purchase, sale or origination by Buyer or any Buyer-Related Entities of (A) any security or debt instrument issued or held by Seller or any of its affiliates or subsidiaries, (B) any debt instrument held by a third party which is collateralized by any or all of the Property, or (C) any third party’s interest in any or all of the Property, (iii) the trading of any debt instrument or equity investment that is currently owned by any Buyer-Related Entity or (iv) the trading of any debt instrument or equity investment for which any Buyer-Related Entity was/is the issuer; provided, that the Buyer-Related Entity will comply with all applicable securities laws in conducting such transactions.

(f)Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of The Blackstone Group Inc. and its affiliates in their businesses distinct from the real estate business of The Blackstone Group Inc. (the “Real Estate Business”), provided that the Confidential Information is not made available to representatives of The Blackstone Group Inc. and its affiliates who are not involved in the Real Estate Business.  Should any Confidential Information be made available to a representative of The Blackstone Group Inc. and its affiliates who is not involved in the Real Estate Business, such representative shall be bound by this Agreement in accordance with its terms.  Should the Confidential Information be made available to an individual at an affiliate of The

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Blackstone Group Inc. who is not involved in the Real Estate Business solely for the purpose of conflict resolution procedures and determining the proper allocation of investment opportunities then such individual shall be bound by this Agreement in accordance with its terms, provided, however, that receipt of Confidential Information by such individual shall not be imputed to the business unit of such individual.  In addition, none of the provisions of this Agreement shall in any way apply to any portfolio company of an affiliate of The Blackstone Group Inc., provided, however, that should the Confidential Information be made available to a representative of any portfolio company of an affiliate of The Blackstone Group Inc., such representative shall be bound by this Agreement in accordance with its terms.

(g)From the Effective Date until the Closing or sooner termination of this Agreement, neither Seller nor any agent, partner, employee, director or subsidiary or Affiliate of Seller shall accept or entertain offers, negotiate, solicit interest or otherwise enter into discussions involving the sale, joint venture, recapitalization, restructuring, disposition or other transaction involving all or any part of the Property (whether directly or indirectly). Notwithstanding the foregoing, it shall not be considered a breach of this covenant in the event Seller merely receives an unsolicited offer concerning the Property, provided Seller does not respond thereto other than informing the counterparty that the Property is under contract.

Section 15.4.Escrow Provisions

.

(a)The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.

(b)The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of Seller and Buyer.

Section 15.5.Earnest Money Escrow Account

.

(a)The Escrow Agent shall hold the Earnest Money in escrow in an interest-bearing bank account reasonably approved by Seller and Buyer (the “Earnest Money Escrow Account”). All investments of the Earnest Money shall be subject to the approval of Buyer.

(b)The Escrow Agent shall hold the Earnest Money in escrow in the Earnest Money Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 15.5(b). Seller and Buyer understand that no interest is earned on the Earnest Money during the time it takes to transfer into and out of the Earnest Money Escrow Account. At the Closing, the Earnest Money shall be paid by the Escrow Agent to, or at the direction of, Seller. If for any reason the Closing does not occur for any reason (other than due to Buyer’s right to terminate this Agreement and receive a refund of the Earnest Money in accordance with Section 6.2, Section 8.2, Section 9.3(a) or Section 10.2(c), and either party makes a written demand upon the Escrow Agent for payment of such

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amount, the Escrow Agent shall, within twenty-four (24) hours thereof, give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Earnest Money with the clerk of the court in the County of Leon. The Escrow Agent shall give written notice of such deposit to Seller and Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. Notwithstanding anything otherwise set forth herein to the contrary, if the Closing does not occur due to Buyer’s right to terminate this Agreement and receive a refund of the Earnest Money in accordance with Section 6.2, Section 8.2, Section 9.3(a) or Section 10.2(c), Escrow Agent and Seller acknowledge that Seller shall not be entitled to make a written objection to Escrow Agent with respect to such refund and Escrow Agent shall, without further instruction, return the Earnest Money to Buyer within twenty-four (24) hours of giving written notice of such termination to the Escrow Agent, subject to Escrow Agent’s deduction of the Independent Consideration and payment of such amount to Seller in accordance with Section 2.1(d).

Section 15.6.Accounting Compliance

.  Buyer has advised Seller that Buyer (or any direct or indirect owner of Buyer or affiliate thereof) may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (financial statements for any such interim period being unaudited) (the “Financial Information”).  Following the Closing, Seller agrees to use its commercially reasonable efforts to cooperate with Buyer and its representatives and agents in preparing the Financial Information, including by providing Buyer reasonable access, during normal business hours, to Seller’s books and records relating to the Property, if required.   Notwithstanding the foregoing, Seller shall not be required to provide any information concerning Seller’s (or any affiliate’s) confidential financial analyses or projections prepared solely for Seller's internal purposes and not directly related to the operation of the Property. The provisions of this Section 15.6 shall survive for the Survival Period.

Section 15.7.Successors and Assigns; No Third-Party Beneficiaries

. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

Section 15.8.Assignment

. This Agreement may not be assigned by Buyer without the prior written consent of Seller. Notwithstanding the foregoing, Buyer may assign this Agreement without the consent of Seller to any Affiliate of Buyer, provided that not less than three (3) Business Days prior to the Closing Date, Buyer delivers to Seller prior written notice of such

26880107.1

assignment and an instrument or instruments evidencing such assignment. For the avoidance of doubt, in the event of such assignment in accordance with the immediately preceding sentence, Buyer shall remain liable under this Agreement until the Closing or earlier termination of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and insure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

Section 15.9.Further Assurances

. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 15.10.Notices

. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15.10):

(a)To Seller:

c/o SmartStop Asset Management, LLC

10 Terrace Road

Ladera Ranch, California 92694

Attn: H. Michael Schwartz

Email: hms@sam.com

with copies thereof to:

c/o SmartStop Asset Management, LLC

10 Terrace Road

Ladera Ranch, California 92694

Attn: John Strockis, President & Chief Investment Officer

Email: jstrockis@sam.com

and

Seyfarth Shaw LLP

1075 Peachtree Street, N.E., Suite 2500

Atlanta, Georgia 30309

Attn: Steven L. Kennedy

Email: SKennedy@seyfarth.com

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(b)To Buyer:

c/o The Blackstone Group

345 Park Avenue, 42nd Floor

New York, New York 10154

Attn: Head, U.S. Asset Management and General Counsel
Emails: realestatenotices@blackstone.com

with copies thereof to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Steven Rudgayzer
Email: Steven.Rudgayzer@friedfrank.com

and

Landmark Properties

315 Oconee Street

Athens, Georgia 30601

Attn: W. Christopher Hart
Email: chris.hart@landmarkproperties.com

with copies thereof to:

Dentons US LLP
303 Peachtree Street, NE, Suite 5300
Atlanta, Georgia 30308
Attn: Jess A. Pinkerton
Email: jess.pinkerton@dentons.com

(c)To the Title Company/Escrow Agent:

c/o Fidelity National Title Insurance Company

3301 Windy Ridge Parkway, Suite 300

Atlanta, GA 30339

Attn: Aaron Bean

Email: Aaron.Bean@fntg.com

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of email, a notice shall be deemed given when delivered so long as the word “Notice” is present in the subject line of the e-mail and the sender does not receive a delivery failure notice or other automated notice indicating that the e-mail has not been delivered.

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Section 15.11.Entire Agreement

. This Agreement contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

Section 15.12.Amendments

. This Agreement may not be amended, modified, supplemented or, except as expressly provided in this Agreement, terminated, nor may any of the obligations of Seller or Buyer hereunder be waived, except by written agreement executed by Seller and Buyer.

Section 15.13.No Waiver

. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

Section 15.14.Governing Law

. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of Florida.

Section 15.15.Submission to Jurisdiction

. To the fullest extent permissible by Applicable Law, Buyer and Seller each irrevocably submit to the jurisdiction of (a) the courts of record of the State of Florida in Leon County and (b) the U.S. District Court for the Northern District of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Seller each further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. To the extent permitted by Applicable Law, Buyer and Seller each irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (x) the courts of record of the State of Florida in Leon County, and (y) the U.S. District Court for the Northern District of Florida for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.16.Severability

. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

Section 15.17.Section Headings

. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

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Section 15.18.Counterparts

. This Agreement may be executed in two or more counterparts and by facsimile signatures, which taken together still constitute collectively one agreement. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart with each party’s counterpart or facsimile or .pdf signature.

Section 15.19.Construction

. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 15.20.Recordation

. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto, other than in connection with an action for specific performance by Buyer.

Section 15.21.Time is of the Essence

. Seller and Buyer agree that time is of the essence with respect to the obligations of Seller and Buyer under this Agreement.

Section 15.22.Schedules

. Seller and Buyer agree that disclosure of any fact or item on any schedule attached to this Agreement shall, should the existence of such fact or item be relevant to any other schedule, be deemed to be disclosed with respect to that other schedule so long as the relevance of such disclosure to such other section is reasonably apparent.

Section 15.23.Waiver of Jury Trial

. Seller and Buyer hereby irrevocably waive trial by jury in any action, proceeding or counterclaim brought by one party against another party on any matter arising out of or in any way connected with this Agreement.

Section 15.24. 1031 Cooperation

. Buyer and Seller acknowledge that either party may wish to structure this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Code.  Each party agrees to reasonably cooperate with the other party to effect such an exchange; provided, however, that: (i) the cooperating party shall not be required to acquire or take title to any exchange property; (ii) the cooperating party shall not be required to incur any expense or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs incurred with respect to the exchange; (iii) no substitution of the effectuating party shall release said party from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by the effectuating party, its successors, or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor; (iv) the effectuating party shall give the cooperating party at least ten (10) Business Days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the escrow; (v) the effectuating party shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required for the exchange, at its sole cost and expense; (vi) the effectuating party shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and the cooperating party shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences

26880107.1

of the exchange transaction arising by reason of the cooperating party’s performance of the acts required hereby; and (vii) the Closing Date shall not be changed as a result of such exchange.

Section 15.25.Attorney’s Fees

. Except as expressly provided to the contrary in this Agreement, the parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, and other agreements pertaining to this transaction.  In the event of litigation between the parties with respect to this Agreement or the transactions contemplated hereby, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) in addition to such other relief as may be awarded, shall be entitled to recover from the non-prevailing party all of its costs of enforcement, defense and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit. This Section 15.25 shall survive the Closing or any earlier termination of this Agreement.

Section 15.26.Florida Statutory Provisions

1.	.

(a)Florida Statutes Section 404.056 requires the following notice to be provided with respect to the contract for sale and purchase of any building; “RADON GAS:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county health department or public health unit.”

(b)In accordance with the requirements of Florida Statutes Section 553.996, the  Seller hereby gives Buyer the following notice:  “ENERGY:  Buyer may have the energy efficiency of the building being purchased determined.”

[remainder of page intentionally left blank]

26880107.1

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:
SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company

By: Strategic Student & Senior Housing Trust, Inc., its Manager

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Chief Executive Officer

[signatures continue onto following page]

[Signature Page to Agreement of Purchase and Sale]

BUYER:
700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company

By:	/s/ Asim Hamid
Name:	Asim Hamid
Title:	Managing Director and Vice President

[Signature Page to Agreement of Purchase and Sale]

JOINDER BY ESCROW AGENT

Fidelity National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Seller and Buyer as of November 27, 2021, and accepts the obligations of the Escrow Agent as set forth herein.

ESCROW AGENT:
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Aaron Bean
Name:	Aaron Bean
Title:	Senior Transaction Specialist

[Signature Page to Joinder by Escrow Agent]

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF EARNEST MONEY

Fidelity National Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Earnest Money on _____________, 2021. The Escrow Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of the Agreement.

ESCROW AGENT:
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Acknowledgment by Escrow Agent of Receipt of Earnest Money]

SCHEDULE A

PROPERTY

Lots 1 through 22, Block 5, Saxon’s Addition to the City of Tallahassee, according to the map or plat thereof recorded in Deed Book HH, Page 592, of the Public Records of Leon County, Florida.

26880107.1

SCHEDULE 3.2(a)

CONTRACTS

Contract Name	Vendor Name	Service Type	Buyer to Assume
Apartments.com YOUTallahassee	CoStar Realty Information Inc.	Rental Listing	No
College living Today Contract	Collegiate Media Solutions, Inc.	Advertising	No
Dixon pest Control Contract	Dixon Pest Services	Pest Control	Yes
Hobkirk Towing Contract	Hobkirk Enterprises Towing & Recovery, Inc.	Towing	Yes
Marlin Copier Rental Contract	Marlin Leasing Corporation	Copier	Yes
Mowrey Contract	Mowrey Elevator	Elevator Maintenance	Yes
Nicholson's Landscape Contract 1	Nicholson Landscape and Design, LLC	Landscape	Yes
Nicholson's landscape Contract 2	Nicholson Landscape and Design, LLC	Landscape	No
PerQ Coffee Contract	perQs Coffee Service	Coffee Service	Yes
Security Contracts	Security Development Group, LLC dba S3	Security	Yes
Whitesky Television Contract Part 1 & Part 2	WhiteSky Communications, LLC	Video Services	Yes
Whitesky Internet Contract	WhiteSky Communications, LLC	Internet Services	Yes

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SCHEDULE 3.2(b-1)

RENT ROLL

(See attached)

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SCHEDULE 3.2(b-2)

ARREARAGES

(See attached)

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SCHEDULE 5.1(m)(i)
ANNUALIZED RENT

(See attached)

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EXHIBIT A
FORM OF ASSIGNMENT OF LEASES

This Assignment and Assumption of Leases (this “Agreement”) is made as of the ________________ day of ________________, 20[●] (the “Effective Date”), between SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Assignor”), and 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated as of ___________, 20[●] (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor, among other things, all of Assignor’s right, title and interest in and to certain real property more particularly described therein (the “Property”), together with all of Assignor’s right, title and interest in and to the Leases and Security Deposits more particularly described in Schedule 1 attached hereto (collectively, the “Assumed Leases”).  Unless otherwise expressly provided herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

B.This Agreement is made pursuant to, and is therefore subject to the terms of, the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment.  As of the Effective Date, Assignor hereby grants, assigns, transfers, sets over and delivers to Assignee all of Assignor’s right, title and interest in and to all of the Assumed Leases.

2.Assumption.  By execution of this Agreement, Assignee hereby accepts the assignment made by Assignor under Paragraph 1 hereof and hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations of landlord under the Assumed Leases which accrue or arise or are required to be performed on or after the Effective Date.

3.Indemnification.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignor by reason of Assignee’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Leases arising on and after the Effective Date save and except for any liabilities or indemnities accruing after the Effective Date which arose from events or occurrences existing prior to the Effective Date. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignee by reason of Assignor’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Leases arising before the Effective Date, including for any liabilities or indemnities accruing after the Effective Date which arose from events or occurrences existing prior to the Effective Date and any indemnities to counterparties within any of the Assumed Leases

26880107.1

in connection therewith.

4.Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

5.Binding Effect.  This Agreement and the provisions contained herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.Attorneys’ Fees.  In the event of any legal action (including, but not limited to, appellate and bankruptcy proceedings) between or with respect to Assignor and/or Assignee arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs of suit.

7.Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[signature page follows]

26880107.1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

ASSIGNEE:

700 WEST VIRGINIA STREET (FL) OWNER LLC,

a Delaware limited liability company

By:

Name:

Title:

Schedule 1

[Attach Rent Roll and Security Deposits schedule]

26880107.1

EXHIBIT B
FORM OF ASSIGNMENT OF CONTRACTS

This Assignment and Assumption of Contracts (this “Agreement”) is made as of the ________________ day of ________________, 20[●] (the “Effective Date”), between SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Assignor”), and 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated as of ___________, 20[●] (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor, among other things, all of Assignor’s right, title and interest in and to certain real property more particularly described therein (the “Property”), together with all of Assignor’s right, title and interest in and to the Assumed Contracts set out on Schedule 1 attached hereto (the “Assumed Contracts”).  Unless otherwise expressly provided herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

B.This Agreement is made pursuant to, and is therefore subject to the terms of, the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment.  As of the Effective Date, Assignor hereby grants, assigns, transfers, sets over and delivers to Assignee all of Assignor’s right, title and interest, if any, in and to all of the Assumed Contracts.

4.Assumption.  By execution of this Agreement, Assignee hereby accepts the assignment made by Assignor under Paragraph 1 hereof and hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon the holder of Assignor’s position under and in the Assumed Contracts which accrue or arise or are required to be performed on or after the Effective Date.

5.Indemnification.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignor by reason of Assignee’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Contracts arising on and after the Effective Date save and except for any liabilities or indemnities accruing after the Effective Date which arose from events or occurrences existing prior to the Effective Date. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignee by reason of Assignor’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Contracts arising before the Effective Date, including for any liabilities or indemnities accruing after the Effective Date which arose from events or occurrences existing prior to the Effective Date and any indemnities to

26880107.1

counterparties within any of the Assumed Contracts in connection therewith.

4.Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

5.Binding Effect.  This Agreement and the provisions contained herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.Attorneys’ Fees.  In the event of any legal action (including, but not limited to, appellate and bankruptcy proceedings) between or with respect to Assignor and/or Assignee arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs of suit.

7.Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[signature page follows]

26880107.1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

ASSIGNEE:

700 WEST VIRGINIA STREET (FL) OWNER LLC,

a Delaware limited liability company

By:

Name:

Title:

Schedule 1

[Assumed Contracts List]

26880107.1

EXHIBIT C
FORM OF TENANT NOTICES

[Property Name]

[Property Address]

Dear Resident:

Notice is hereby given to the tenants of YOUnion @ Tallahassee located at 700 W. Virginia Street, Tallahassee, FL (the “Property”) that SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company, has sold its interest in the Property to 700 WEST VIRGINIA STREET (FL) OWNER LLC (“Buyer”) effective ________, 20[●].  Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer and shall be held at the financial institution indicated below.  You are not entitled to interest earned on your security deposit.

[●]

[●]

[●]

Section 83.49(2), Fla. Stat., provides for the following notice related to security deposits:

YOUR LEASE REQUIRES PAYMENT OF CERTAIN DEPOSITS.  THE LANDLORD MAY TRANSFER ADVANCE RENTS TO THE LANDLORD’S ACCOUNT AS THEY ARE DUE AND WITHOUT NOTICE. WHEN YOU MOVE OUT, YOU MUST GIVE THE LANDLORD YOUR NEW ADDRESS SO THAT THE LANDLORD CAN SEND YOU NOTICES REGARDING YOUR DEPOSIT.  THE LANDLORD MUST MAIL YOU NOTICE, WITHIN 30 DAYS AFTER YOU MOVE OUT, OF THE LANDLORD’S INTENT TO IMPOSE A CLAIM AGAINST THE DEPOSIT.  IF YOU DO NOT REPLY TO THE LANDLORD STATING YOUR OBJECTION TO THE CLAIM WITHIN 15 DAYS AFTER RECEIPT OF THE LANDLORD’S NOTICE, THE LANDLORD WILL COLLECT THE CLAIM AND MUST MAIL YOU THE REMAINING DEPOSIT, IF ANY.

IF THE LANDLORD FAILS TO TIMELY MAIL YOU NOTICE, THE LANDLORD MUST RETURN THE DEPOSIT BUT MAY LATER FILE A LAWSUIT AGAINST YOU FOR DAMAGES.  IF YOU FAIL TO TIMELY OBJECT TO A CLAIM, THE LANDLORD MAY COLLECT FROM THE DEPOSIT, BUT YOU MAY LATER FILE A LAWSUIT CLAIMING A REFUND.

YOU SHOULD ATTEMPT TO INFORMALLY RESOLVE ANY DISPUTE BEFORE FILING A LAWSUIT. GENERALLY, THE PARTY IN WHOSE FAVOR A JUDGMENT IS RENDERED WILL BE AWARDED COSTS AND ATTORNEY FEES PAYABLE BY THE LOSING PARTY.

THIS DISCLOSURE IS BASIC. PLEASE REFER TO PART II OF CHAPTER 83, FLORIDA STATUTES, TO DETERMINE YOUR LEGAL RIGHTS AND OBLIGATIONS.

Future rental payments should be sent to:

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[●]
[Property Address]

Tel: [Property Phone Number]

Sincerely,

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

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EXHIBIT D
FORM OF ASSIGNMENT OF LICENSES, PERMITS, WARRANTIES AND GENERAL INTANGIBLES

This General Assignment and Assumption (this “Agreement”) is made as of the ________________ day of ________________, 20[●] (the “Effective Date”), between SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Assignor”), and 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated as of ___________, 20[●] (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor, among other things, all of Assignor’s right, title and interest in and to certain real property more particularly described therein (the “Property”), together with all of Assignor’s right, title and interest in and to all licenses, permits and authorizations, Warranties and Intangible Property with respect to the Assets to the extent assignable (collectively, the “Assumed Property”).  Unless otherwise expressly provided herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

B.This Agreement is made pursuant to, and is therefore subject to the terms of, the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.Assignment.  As of the Effective Date, Assignor hereby grants, assigns, transfers, sets over and delivers to Assignee all of Assignor’s right, title and interest, if any, in and to all of the Assumed Property.

6.Assumption.  By execution of this Agreement, Assignee hereby accepts the assignment made by Assignor under Paragraph 1 hereof and hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon the holder of Assignor’s position under and in the Assigned Property which accrue or arise or are required to be performed on or after the Effective Date.

7.Indemnification.  Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignor by reason of Assignee’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Property arising on and after the Effective Date save and except for any liabilities or indemnities accruing after the Effective Date which arose from events or occurrences existing prior to the Effective Date. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses and attorney’s fees incurred by Assignee by reason of Assignor’s failure to fulfill, perform, discharge and observe its obligations with respect to the Assumed Property arising before the Effective Date, including for any liabilities or indemnities accruing after the Effective Date which arose from

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events or occurrences existing prior to the Effective Date and any indemnities to counterparties within any of the Assumed Property in connection therewith.

4.Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

5.Binding Effect.  This Agreement and the provisions contained herein shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6.Attorneys’ Fees.  In the event of any legal action (including, but not limited to, appellate and bankruptcy proceedings) between or with respect to Assignor and/or Assignee arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs of suit.

7.Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.

ASSIGNOR:

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

ASSIGNEE:

700 WEST VIRGINIA STREET (FL) OWNER LLC,

a Delaware limited liability company

By:

Name:

Title:

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EXHIBIT E
FORM OF DEED

PREPARED BY AND RETURN TO:

Alan C. Sheppard, Jr., Esq.

Greenberg Traurig, P.A.

450 S. Orange Ave., Suite 650

Orlando, FL 32801

Parcel Identification No.:__________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made and entered into as of this ________ day of _____________________, 2021, by SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company, whose address is __________________________________________ (the “Grantor”) to 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company, whose address is 345 Park Avenue, 42nd Floor, New York, NY 10154 (the “Grantee”).

[Wherever used herein, the terms “grantor” and “grantee” shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations and limited liability companies, wherever the context so admits or requires.]

W I T N E S E T H:

GRANTOR, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto the Grantee, all of that certain land situated in Leon County, Florida, as more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Property”).

TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, to have and to hold the same in fee simple.

SUBJECT, HOWEVER, to the following restrictions:

USE RESTRICTION:  In purchasing the Property and accepting this Deed from the Grantor, the Grantee agrees that the Property shall be subject to the use restrictions set forth on Exhibit “B” attached hereto and incorporated herein by this reference.

AND, the Grantor hereby covenants with the Grantee that as of the date of this Deed the Property is free from all encumbrances made, suffered or incurred by Grantor, except for those exceptions to title described on Exhibit “C” attached hereto and incorporated herein by this reference (however, this reference shall not serve to reimpose the same), that the Grantor is lawfully seized of a fee simple interest in the Property; that the Grantor has good right and lawful

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authority to sell and convey the Property; and that the Grantor will warrant and defend the fee simple estate in the Property against the lawful claims of all persons claiming by, through, or under said Grantor but against none other.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in its name thereunto duly authorized, the day and year first above written.

Signed, sealed and deliveredGRANTOR:

in the presence of:

SSSST 700 W VIRGINIA ST, LLC,

a Delaware limited liability company

Print Name: By:

Name: H. Michael Schwartz

Its: Manager

Print Name:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me by means of  ☐ physical presence or ☐ online notarization this ________ day of __________________, 2021, by ____________________________, as ___________________ of ____________________________ on, on behalf of said limited liability company.   He ☐ is personally known to me, or ☐ has produced ________________________________________________ as identification.

Affix Notary Stamp/Seal below:

NOTARY PUBLIC

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT “B”

USE RESTRICTIONS

Grantee agrees that the Property is subject to the following use restrictions:

(i)

EXHIBIT “C”

LIST OF PERMITTED ENCUMBRANCES

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EXHIBIT F

FORM OF BILL OF SALE

________________, 20[●]

SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company ( “Assignor”), and 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Assignee”), are parties to that certain Agreement of Purchase and Sale dated as of ______  ___, 20[●] (the “Purchase Agreement”), pursuant to which Assignee has agreed to purchase from Assignor, among other things, all of Assignor’s right, title and interest in and to the Assets (as defined therein).  Unless otherwise expressly provided herein, capitalized terms used in this Bill of Sale shall have the meaning ascribed to such terms in the Purchase Agreement.

Assignor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and sets over to Assignee all of Assignor’s right, title and interest in and to the Personal Property (as defined in the Purchase Agreement), and the Assignee hereby accepts and assumes such Personal Property.

Notwithstanding the foregoing, except as expressly provided for to the contrary in the Purchase Agreement, the sale, assignment and transfer under this Bill of Sale is made by Assignor without representation or warranty of any kind whatsoever.

This Bill of Sale may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

ASSIGNEE:

700 WEST VIRGINIA STREET (FL) OWNER LLC,

a Delaware limited liability company

By:

Name:

Title:

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EXHIBIT G
FORM OF FIRPTA CERTIFICATE

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U. S. real property interest must withhold tax if the transferor (seller) is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by [_____________] (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.	Seller’s U. S. employer identification number is [**Seller Federal I.D. Number**].
3.	Seller’s office address is:

[**SELLER NOTICE ADDRESS**]

4.Transferor/seller is not a disregarded entity as defined in Section 1.1445‑2(b)(2)(iii).  [CHECK FORM IF SELLER IS A DISREGARDED ENTITY.]

5.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (purchaser) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

Executed as of the _____ day of ________, 202_, at _____________, _________________.

[Signature Page Follows]

SELLER:
[________________________________] By: _______________________________ Name: Title:

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EXHIBIT H-1
FORM OF BUYER’S CERTIFICATE

700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Buyer”), hereby makes this Buyer’s Certificate as of ________________, 20[●], for the benefit of SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Seller”).

Pursuant to Section 7.1(a)(v) of that certain Agreement of Purchase and Sale dated as of ___________, 20[●], by and between Seller and Buyer (the “Purchase Agreement”), for the sale of certain real property located in the City of Tallahassee, County of Leon, State of Florida, and more particularly described therein, Buyer hereby certifies to and for the benefit of Seller that all representations and warranties made by Buyer under the Purchase Agreement, including, but not limited to, all representations and warranties made by Buyer under Article III thereof, are true and correct in all material respects (unless already subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects) as of the date of this Buyer’s Certificate.

BUYER:

700 WEST VIRGINIA STREET (FL) OWNER LLC,

a Delaware limited liability company

By:

Name:

Title:

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EXHIBIT H-2
FORM OF SELLER’S CERTIFICATE

SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company ( “Seller”), hereby makes this Seller’s Certificate as of ________________, 20[●], for the benefit of 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Buyer”).

Pursuant to Section 7.2(a)(xii) of that certain Agreement of Purchase and Sale dated as of ___________, 20[●], by and between Seller and Buyer (the “Purchase Agreement”), for the sale of certain real property located in the City of Tallahassee, County of Leon, State of Florida, and more particularly described therein, Seller hereby certifies to and for the benefit of Buyer that all representations and warranties made by Seller under the Purchase Agreement, including, but not limited to, all representations and warranties made by Seller under Article III thereof, are true and correct in all material respects (unless already subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects) as of the date of this Seller’s Certificate.

SELLER:

SSSST 700 W VIRGINIA ST, LLC,

a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

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EXHIBIT I
FORM OF TITLE AFFIDAVIT

State of ___________________

County of _________________

Before me, the undersigned authority, personally appeared H. Michael Schwartz (whether one or more, hereinafter referred to as “Affiant”), who, being duly sworn according to law, deposes and says:

1.

OWNERSHIP AND DESCRIPTION OF TRANSACTION.  Affiant is the Manager of SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Owner”), which is the owner of the land described on Exhibit “A” attached hereto (the “Property”).

2.	AUTHORITY TO EXECUTE DOCUMENTS. Affiant has authority to execute the deed and/or the Mortgage conveying the Property.

3.

LIENS, MORTGAGES & ENCUMBRANCES.  The Property is not subject to any mortgages, liens, restrictions, easements or other matters, except those shown on Commitment No. FL252110289JC and property taxes for the tax year __________.

4.

UNDISPUTED POSSESSION, OWNERSHIP & ACCESS.  Other than tenants under unrecorded leases shown on the rent roll attached hereto as Exhibit “B”, Owner has exclusive, undisputed possession and ownership of the Property and no one has challenged or tried to prevent ingress and egress to the Property. The tenants under unrecorded leases have leasehold interests only.  Without limitation of the foregoing, the tenants have no right of first refusal or option or contract to purchase the Property.

5.	NO VIOLATIONS OR BOUNDARY DISPUTES. There is no present violation of covenants, conditions or restrictions and no dispute with any adjoining property owner as to the location of any property line.

6.	TAXES. There are no taxes, liens or assessments which are due or about to become due or which have attached or could attach to the Property, except: TAXES FOR THE YEAR __________ AND SUBSEQUENT YEARS.

7.

MUNICIPAL OR COUNTY BILLS & ASSESSMENTS.  There are no unpaid bills, liens or assessments for mowing, water, sanitary sewers, paving or other public utilities or improvements made by any government agency or department.  There are no violations of municipal or county ordinances affecting the Property and no notice has been received regarding future or pending assessments for improvements by any government agency or department.

8.

ASSOCIATION DUES/ASSESSMENTS.  If the Property is subject to a property owners’ association, all dues, assessments, fines or other fees have been paid in full to _______________ (name/contact information for association).

9.

NO PENDING MATTERS OR COURT PROCEEDINGS.  There are no matters pending against Owner that could give rise to a lien that would attach to the Property prior to recordation of the proposed deed and/or mortgage.  There are no actions or proceedings now pending in

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any court affecting title to the Property or to which Owner is a party including, but not limited to, proceedings in bankruptcy, receivership or insolvency.

10.

CONSTRUCTION LIENS.  The Owner has not contracted for, received any notice regarding, and does not know of any improvement, alteration or change to be made in or about the Property, and there have been no improvements, repairs, additions or alterations performed upon the Property within the past 90 days which have not been paid in full.

11.

PACA.  Owner is not engaged in agriculture and no portion of the Property is used in such a way as to be subject to the Perishable Agricultural Commodities Act or the Packers and Stockyard Act (e.g., property which is a restaurant, grocery store, wholesaler, retailer, stockyard, or cattle/pig/poultry farm), and there are no outstanding unpaid sellers or suppliers of commodities or products, and there are no notices of claim or notices of intent to preserve claim rights from sellers or suppliers under the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq., the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., and any similar state laws, except: NONE

12.

NONFOREIGN STATUS.  Owner is not a foreign person, foreign corporation, foreign trust, foreign partnership or a disregarded entity (as those terms are defined in the Internal Revenue Code under Income Tax Regulations).

13.	TAX IDENTIFICATION NUMBER & ADDRESS. Owner’s tax identification number and address are as follows:

Tax ID No.: _____________________

       Address:  _____________________

_____________________

14.

AGREEMENT NOT TO CONVEY OR ENCUMBER.  Owner has not executed, and will not execute, any deed, agreement, mortgage, easement or other instrument of any nature affecting title to the Property, except as required by the Title Commitment.

THIS AFFIDAVIT, is made for the purpose of inducing the Title Company and its Agents to issue a title insurance policy or other title insurance evidence, and if acting as escrow or closing agent, then to disburse any funds held as escrow or closing agent.  Affiant hereby indemnifies and agrees to save harmless the Title  Company and its Agents against any damages, or expenses, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate and further indemnifies the Title Company as to defects, liens, encumbrances, adverse claims or other matters, if any, created first appearing on the public records or attaching subsequent to the effective date of the above-referenced Commitment prior to the effective date of such title insurance policy or policies or other title evidence.

IN WITNESS WHEREOF, the affiant has executed and delivered this document as of the date and year first written above.

SSSST 700 W VIRGINIA ST, LLC,

a Delaware limited liability company

Affiant:_________________________________

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(print)H. Michael Schwartz

Manager

STATE OF________________

COUNTY OF  ________________

The foregoing instrument was sworn to, subscribed and acknowledged before me by means of ☐ physical presence or ☐ online notarization, this   __ day of _______ by   _______________(name/title), of   _____________(name of company), a   ___________   limited liability company, on behalf of the company, who is personally known to me or has produced   ______   as identification.

______________________________

Notary Public

(Notary Seal)

Exhibit “A” to Title Affidavit

Legal Description

Exhibit “B” to Title Affidavit

Tenants / Rent Roll

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EXHIBIT J
FORM OF SELLER ESCROW HOLDBACK AGREEMENT

ESCROW HOLDBACK AGREEMENT

THIS ESCROW HOLDBACK AGREEMENT (this “Agreement”) is made as of [●], by and among SSSST 700 W VIRGINIA ST, LLC, a Delaware limited liability company (“Seller”), 700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company (“Buyer”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrow Agent”).

WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale, dated as of [●], (as the same may have been amended from time to time, the “Purchase Agreement”) pursuant to which Seller agreed to sell to Buyer and Buyer has agreed to purchase from Seller, all of Seller’s right, title and interest in and to the “Property” as more particularly described in the Purchase Agreement.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement; and

WHEREAS, Seller has delivered in escrow to Escrow Agent $[●], in immediately available funds, as the “Seller Escrow Holdback” due under Section 12.10 of the Purchase Agreement (such amount, together with interest thereon, collectively, the “Escrow Amount”) to be held in escrow by Escrow Agent pursuant to the terms hereof and Escrow Agent hereby acknowledges receipt of the Escrow Amount.

NOW, THEREFORE, in consideration of the covenants contained in the Purchase Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

(1)Seller and Buyer hereby appoint Escrow Agent to act as their escrow agent on the terms and conditions hereinafter set forth and Escrow Agent accepts such appointment.

(2)In the event that on or before the expiration of the Survival Period (as defined in the Purchase Agreement) (such expiration date shall be referred to as the “Escrow Release Date”), Buyer determines that it has a claim against Seller with respect to Seller’s representations, warranties, covenants, obligations and indemnifications under the Purchase Agreement or any Closing Document executed by Seller in connection with the Purchase Agreement that is expressly provided therein to survive the Closing, Buyer shall deliver a written notice thereof to Escrow Agent and Seller (in accordance with the terms hereof), which notice shall set forth the nature of such claim and the amount requested to be disbursed by Escrow Agent from the Escrow Amount (“Notice of Claim”).  Within seven (7) Business Days after receipt of a Notice of Claim, Seller shall either (i) agree to permit such disbursement by Escrow Agent or (ii) inform Escrow Agent and Buyer in writing that Seller does not agree to permit such disbursement (and provide Escrow Agent and Buyer with a written explanation of the nature of the Seller’s objection to such disbursement). If Seller acts under clause (i), then Escrow Agent shall make the disbursement as requested by Buyer within three (3) Business Days.  If Seller acts under clause (ii), then Escrow Agent shall not make any disbursement except as provided in Paragraph 3 below.  If Seller fails to respond to a Notice of Claim during the foregoing seven (7) Business Day period, such Notice of

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Claim shall be deemed approved by Seller under clause (i) upon the expiration of seven (7) Business Day period.

(3)A.Notwithstanding anything to the contrary contained in this Agreement, the Escrow Amount shall be held in escrow by Escrow Agent upon the terms and conditions set forth in subparagraph B of this Paragraph 3.

B.(i)If Buyer have not delivered a Notice of Claim on or before the Escrow Release Date, TIME BEING OF THE ESSENCE, Escrow Agent shall promptly disburse the Escrow Amount to Seller without any right of Buyer to delay, impede or prevent such disbursement to Seller of the Escrow Amount, and the parties shall have no further rights or obligations under this Agreement.  If one or more Notices of Claim have been delivered on or before the Escrow Release Date but not yet resolved, then Escrow Agent shall hold a portion of the Escrow Amount  not to exceed the aggregate amounts requested but not yet disbursed pursuant to any such unresolved Notice(s) of Claim (less any amount of the applicable Notice(s) of Claim to which Seller do not object, which shall be disbursed to Buyer as provided above) in escrow pursuant to the terms of this Agreement until any and all claims for a loss pursuant to such pending Notice(s) of Claim have been either (a) resolved by final, non-appealable judgment in a court of competent jurisdiction, in which event Escrow Agent will deliver the Escrow Amount (or applicable portion thereof) in accordance with the terms of such judgement or (b) Escrow Agent receives joint written instructions from Seller and Buyer, in which event Escrow Agent will deliver the Escrow Amount (or applicable portion thereof) in accordance with such instructions.

(ii) In the event that a dispute shall arise as to the disposition of the Escrow Amount, Escrow Agent shall have the right to, at its option, either continue to hold the same until Escrow Agent is otherwise directed in writing by both parties or deposit the same with a court of competent jurisdiction under the Purchase Agreement, and Escrow Agent shall rely upon the decision of such court (or a written statement executed collectively by Seller and Buyer) setting forth how the Escrow Amount should be released.  To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in Leon County, Florida, and Buyer and Seller each hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding.  Buyer and Seller each hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

(iii)Escrow Agent shall hold the Escrow Amount in a non-commingled savings bank account at a bank which is insured by the Federal Deposit Insurance Corporation, and bearing interest at such rate as may from time to time be paid. A fully executed and signed W9 must be provided by the Seller to Escrow Agent in order for funds to be invested as described herein.

(iv)Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent or for any act done or step taken or omitted in good faith, except for its gross negligence, willful misconduct, or fraud.  Seller and Buyer jointly and severally agree to defend (by attorneys selected by Escrow Agent), indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements either paid to

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retain attorneys, court costs, or representing the fair value of legal services rendered by Escrow Agent to itself) which may be incurred by reason of its acting as Escrow Agent, except in cases of Escrow Agent’s gross negligence, willful misconduct, or fraud.

(v)Seller and Buyer acknowledge that Escrow Agent is merely a stakeholder.  Upon payment of the Escrow Amount to either Seller or Buyer, or deposit of the Escrow Amount with a court of competent jurisdiction pursuant to this Paragraph 3, and otherwise in accordance with the provisions of this Agreement, Escrow Agent shall be fully released from all liability and obligations with respect to the Escrow Amount.

(vi)Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment.  Escrow Agent may act in reliance upon (1) any instrument or signature believed to be genuine and duly authorized, and (2) advice of counsel in reference to any matter or matters connected herewith.

(vii)It is agreed that the duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its gross negligence, willful misconduct, or fraud.  Seller and Buyer each release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of its duties hereunder.

(vii)The signing of this Agreement by Escrow Agent is only to evidence Escrow Agent’s acceptance of the terms and conditions of this Agreement and to acknowledge receipt of the Escrow Amount.

(ix)Escrow Agent shall have the right, but not the obligation, to require and receive such written certifications or instructions from either of Seller or Buyer as it deems reasonably necessary or appropriate before taking any action hereunder.

(x)Escrow Agent may assume the genuineness of any document or signature which appears to Escrow Agent to be genuine (whether or not original or photocopy) if such document or signature is presented to it.  Escrow Agent shall have no obligations other than those specifically set forth herein.  Escrow Agent shall in no event be liable or responsible for any failure of any banking institution in which the Escrow Amount is deposited, or of the Federal Deposit Insurance Corporation, to pay the Escrow Amount at Escrow Agent’s direction.

(xi)Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement.  Escrow Agent’s address for notice purposes is as follows:

First American Title Insurance Company

3301 Windy Ridge Parkway, Suite 300

Atlanta, GA 30339

Attn: Aaron Bean

Email: Aaron.Bean@fntg.com

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(4)Termination.  This Agreement shall terminate on the earlier of the date on which:  (a) Escrow Agent has disbursed the entirety of the Escrow Amount held by it pursuant to this Agreement or (b) written notice of termination executed by Seller and Buyer has been delivered to Escrow Agent and Escrow Agent has released the Escrow Amount in accordance with the terms thereof.

(5)Escrow Agent shall not be entitled to any compensation from Seller or Buyer for serving as Escrow Agent during the term of the escrow period.

(6)This Agreement contains the entire agreement between the parties hereto.  This Agreement may not be changed, modified or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of any waiver, modification or discharge is sought.

(7)This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  For purposes of this Agreement, signatures sent by fax or by email of a PDF file shall be considered originals.

(8)This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Land is located, without reference to the conflict of laws or choice of law provisions thereof.

(9)This Agreement shall inure to the benefit of Seller, Buyer, Escrow Agent and their respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

SSSST 700 W VIRGINIA ST, LLC,
a Delaware limited liability company

By:

Name: H. Michael Schwartz

Title: Manager

BUYER:

700 WEST VIRGINIA STREET (FL) OWNER LLC, a Delaware limited liability company

By:___________________
Name:
Title:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:___________________
Name:
Title:

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EXHIBIT K
REQUIRED ENDORSEMENTS

1.	Contiguity Endorsements (This will require the surveyor to include a “contiguity certificate” on the survey certifying that all of the lots are contiguous without any gaps.)
2.	Survey Endorsement

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